United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Registrant ☑

File by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☑	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

COMMUNITY WEST BANCSHARES
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the file fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

445 Pine Avenue Goleta, CA 93117-3709 (805) 692-5821 www.communitywest.com

April 10, 2017

To Our Shareholders:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders (Meeting) of Community West Bancshares that will be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, on Thursday, May 25, 2017, at 6:30 P.M. local time.  There will be refreshments at 5:30 P.M. with the business meeting starting promptly at 6:30 P.M.  Please keep in mind that the Club rules prohibit wearing any denim (jeans, skirts, vests, etc.) on its premises.  I again look forward to greeting as many of our shareholders as possible.

As set forth in the attached Proxy Statement, the Meeting will be held to consider the election of Directors, to consider approval to amend the Articles of Incorporation, to consider approval to amend the Company’s 2014 Stock Option Plan and to consider ratifying the selection of RSM US LLP as the Company’s independent auditors and to transact any other business that may properly come before the Meeting.

We will also review operating results for the past year and the progress of Community West Bancshares, and its wholly-owned subsidiary, Community West Bank, and present an opportunity to ask questions of general interest to shareholders.

Your vote is important.  Whether or not you attend the Meeting in person, I urge you to promptly vote your Proxy by signing and dating the enclosed Proxy card and returning it in the accompanying postage-paid envelope.  If you decide to attend the Meeting and vote in person, you will, of course, have that opportunity.

Thank you for your continued support of Community West Bancshares and, again, I look forward to seeing you at the Annual Meeting on Thursday, May 25, 2017.

Very truly yours,
William R. Peeples
Chairman of the Board of Directors

COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709
Telephone: (805) 692-5821

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2017

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Shareholders (Meeting) of Community West Bancshares (Company) will be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, on Thursday, May 25, 2017, at 6:30 P.M. local time, for the purpose of considering and voting on the following matters:

1.          Election of Directors.  To elect eight persons to the Board of Directors of the Company (Board) to serve until the 2018 Annual Meeting of Shareholders and until their successors are elected and have qualified.  The following persons are the Board of Directors’ nominees:

Robert H. Bartlein	Shereef Moharram
Jean W. Blois	William R. Peeples
John D. Illgen	Martin E. Plourd
James W. Lokey	Kirk B. Stovesand

2.           Amendment to the Articles of Incorporation.  To consider and approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock, no par value, from twenty million (20,000,000) to sixty million (60,000,000).

3.          Amendment to the Community West Bancshares 2014 Stock Option Plan.  To consider and approve an amendment to the Community West Bancshares 2014 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan, and the number of shares of Common Stock for which options may be granted, by 250,000 to an aggregate of 750,000.

4.          Ratification of the Independent Auditors.  To ratify the selection of RSM US LLP (formerly McGladrey LLP) as the Company’s independent auditors for the fiscal year ending December 31, 2017.

5.          Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, to approve an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the eight nominees for election.

The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting and shareholders are encouraged to read it in its entirety.

The Board has fixed the close of business on March 27, 2017 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board.  All proposals set forth above are proposals of the Company.  It is expected that these materials will be mailed to shareholders on or about April 10, 2017.

The Bylaws of the Company provide for the nomination of Directors in the following manner:

“Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation no more than sixty (60) days prior to any meeting of shareholders called for the election of directors and no more than ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.4 of these Bylaws; provided, however, that if ten (10) days notice of such meeting is sent to shareholders, such notice of intention to nominate must be received by the president of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting.  Such notification shall contain the following information to the extent known to the notifying shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged a bankrupt.  The notice shall be signed by the nominating shareholder and by the nominee.  Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.  The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.  A copy of the preceding paragraph shall be set forth in the notice to shareholders of any meeting at which directors are to be elected.”

Since important matters are to be considered at the Meeting, it is very important that each shareholder vote.

We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Meeting in person.  The enclosed proxy is solicited by the Board.  Any shareholder who executes and delivers such a proxy has the right to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by submitting prior to the Meeting a properly executed proxy bearing a later date or by being present at the Meeting and electing to vote in person by advising the Chairman of the Meeting of such election.

Please indicate on the proxy whether or not you expect to attend the Meeting so that the Company can arrange for adequate accommodations.

By Order of the Board of Directors,

John D. Illgen, Secretary

Dated: April 10, 2017
Goleta, California

PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Proxy Materials described herein and the 2016 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available upon request to: Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (800) 569-2100, e-mail: cbaltuskonis@communitywestbank.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2017

This proxy statement, the proxy card, the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and directions to the location of the Annual Meeting, are available on the Company’s website at www.communitywest.com.

COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2017

SOLICITATION AND VOTING OF PROXIES

Community West Bancshares (Company or CWBC) is furnishing this Proxy Statement to its shareholders in connection with the solicitation by the Board of Directors (Board) of proxies to be used at the Annual Meeting of Shareholders (Meeting), to be held on Thursday, May 25, 2017 at 6:30 P.M. local time at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, and at any and all adjournments and postponements thereof.  The designated proxyholders (Proxyholders) are members of the Company’s management.  Only shareholders of record on March 27, 2017 (Record Date) are entitled to notice of, and to vote in person or by proxy at, the Meeting or any adjournment or postponement thereof.  This Proxy Statement and the enclosed proxy card (Proxy) first will be mailed to shareholders on or about April 10, 2017.  The Company’s Annual Report to Shareholders and the Annual Report on Form 10-K, including consolidated financial statements for the year ended December 31, 2016, accompany this Proxy Statement.

Regardless of the number of shares of Common Stock of the Company (Common Stock) owned, it is important that the holders of a majority of shares be represented by proxy or be present in person at the Meeting.  Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope.  Shareholders are to indicate their vote in the spaces provided on the Proxy.  Proxies solicited by the Board will be voted in accordance with the directions given therein.  Where no instructions are indicated, signed Proxies will be voted “AUTHORITY GIVEN” for all eight nominees in the election of the Directors named in this Proxy Statement; “FOR” approval of the proposed amendment to the Articles of Incorporation; “FOR” approval of the proposed amendment to the Community West Bancshares 2014 Stock Option Plan; and, “FOR” ratification of RSM US LLP (RSM) (formerly McGladrey LLP) as the Company’s independent auditors for the fiscal year ending December 31, 2017.  If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of the Board.

Other than the matters set forth on the attached Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Meeting.  Execution of a Proxy, however, confers to each of James Gray and Susan Thompson, as the designated Proxyholders, discretionary authority to vote the shares in accordance with the recommendations of the Board on such other business, if any, which may properly come before the Meeting and at any adjournments or postponements thereof, including whether or not to adjourn the Meeting.  In addition, the Proxy being solicited confers, and the holders of each Proxy will have, discretionary authority to vote with respect to any matter if the Company did not have notice of such matter by February 22, 2017, which is at least 45 days before the anniversary date on which the Company first mailed its proxy materials for the then-prior year’s Annual Meeting of Shareholders.

You may revoke your Proxy at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.  However, if you are a shareholder whose shares are not registered in your own name, you will need to provide appropriate documentation from the record holder to vote personally at the Meeting.

The following matters will be considered and voted upon at the Meeting:

1.          Election of Directors. To elect eight persons to the Board of Directors of the Company to serve until the 2018 Annual Meeting of Shareholders and until their successors are elected and have qualified.  The following persons are the Board of Directors’ nominees:

Robert H. Bartlein	Shereef Moharram
Jean W. Blois	William R. Peeples
John D. Illgen	Martin E. Plourd
James W. Lokey	Kirk B. Stovesand

2.          Amendment to the Articles of Incorporation.  To consider and approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock, no par value, from twenty million (20,000,000) to sixty million (60,000,000).

3.          Amendment to the Community West Bancshares 2014 Stock Option Plan.  To consider and approve an amendment to the Community West Bancshares 2014 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan, and the number of shares of Common Stock for which options may be granted, by 250,000 to an aggregate of 750,000.

4.          Ratification of the Company’s Independent Auditors.  To ratify the appointment of RSM as the Company’s independent auditors for the fiscal year ending December 31, 2017.

5.          Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, approving an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the eight nominees for election.

This solicitation of proxies is being made by the Board.  The expense of solicitation of proxies for the Meeting will be borne by the Company.  It is anticipated that proxies will be solicited primarily through the use of the mail.  Proxies may also be solicited personally or by telephone by Directors, officers and employees of the Company, and its wholly-owned subsidiary, Community West Bank (CWB or Bank), without additional compensation therefor.  The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, that are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.  The total estimated cost of the solicitation is $23,000.

VOTING SECURITIES

The securities that may be voted at the Meeting consist of shares of Common Stock.  The close of business on March 27, 2017 has been fixed by the Board as the Record Date for the determination of shareholders of record entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.  The total number of shares of Common Stock outstanding as of the Record Date was 8,103,139 shares.  Each shareholder is entitled to one vote, in person or by proxy, for each share held as of the Record Date, except that in the election of Directors, each shareholder has the right to cumulate votes provided that the candidates’ names have been properly placed in nomination prior to commencement of voting and a shareholder has given notice of their intention to cumulate votes prior to commencement of voting.  Cumulative voting entitles a shareholder to give one candidate a number of votes equal to the number of Directors to be elected, multiplied by the number of shares of Common Stock held by that shareholder, or to distribute such votes among as many candidates as the shareholder deems fit.  The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected.

Of the shares of Common Stock issued and outstanding as of the Record Date, 1,727,608 (21.32%) shares were beneficially owned by Directors and executive officers of the Company.  Such persons have informed the Company that they will vote “AUTHORITY GIVEN” for all eight nominees in the election of Directors; “FOR” approval of an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock from twenty million (20,000,000) to sixty million (60,000,000); “FOR” approval of an amendment to the Community West Bancshares 2014 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan, and the number of shares of Common Stock for which options may be granted, by 250,000 to an aggregate of 750,000 and, “FOR” ratification of the selection of RSM as the Company’s independent auditors for the fiscal year ending December 31, 2017.  Under California law and the Company’s Bylaws, a quorum consists of the presence in person or by proxy of a majority of the shares entitled to vote at the Meeting, and a matter (other than the election of Directors) voted on by shareholders will be approved if it receives the vote of a majority of the shares both present and voting, which shares also constitute a majority of the required quorum, unless the vote of a greater number of shares is required.  Abstentions and broker non-votes will be included in the number of shares present at the Meeting and entitled to vote for the purpose of determining the presence of a quorum.

If your shares are held in "street name" by a brokerage firm, you will need to follow the directions your brokerage firm provides to you to properly vote your shares.  Under the current rules of the New York Stock Exchange (NYSE), if you do not give instructions to your brokerage firm at least ten days before the Meeting, you still will be able to vote your shares with respect to certain "routine" matters, but you will not be allowed to vote your shares with respect to certain "non-routine" matters.  For example, the ratification of RSM as the Company's independent auditors (Proposal 4) is considered to be a routine matter under the NYSE rules and your brokerage firm will be able to vote on this proposal if it does not receive instructions from you, so long as it holds your shares in its name.  However, the election of Directors (Proposal 1), the approval of the proposed amendment to the Company’s Articles of Incorporation to increase the authorized number of shares (Proposal 2) and the approval of the proposed amendment to the Community West Bancshares 2014 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 250,000 to an aggregate of 750,000 shares (Proposal 3) are non-routine matters.  Accordingly, if you do not instruct your broker how to vote with respect to Proposals 1, 2 and/or 3, your broker may not vote with respect to these proposals and those votes will be counted as "broker non-votes."  "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.  Assuming that a quorum is present at the Meeting, the following chart sets forth the required vote to approve each matter to be considered and voted upon at the Meeting and the effect of “Withhold” votes, abstentions and broker non-votes.

Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal 1 – Election of Directors	The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected.	Broker non-votes will have no effect on the voting for the election of Directors.
Proposal 2 – Amendment to the Articles of Incorporation to Increase the Authorized Shares	Affirmative vote of a majority of the outstanding shares entitled to vote.	Abstentions and broker non-votes will have the effect of a vote AGAINST this amendment.
Proposal 3 – Amendment to the Community West Bancshares 2014 Stock Option Plan to increase the number of shares by 250,000 to an aggregate of 750,000 shares	Affirmative vote of a majority of the votes present in person or represented by Proxy and entitled to vote at the Meeting.	Abstentions will have the same effect as votes against such proposal, and broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.
Proposal 4 – Ratification of the Company’s Independent Auditors	Affirmative vote of a majority of the votes present in person or represented by Proxy and entitled to vote at the Meeting.	Abstentions will have the same effect as votes against such proposal, and broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of the Company’s outstanding Common Stock: (i) by persons (other than depositories) known to the Company to own more than 5% of the Company’s outstanding Common Stock; (ii) by each of the Company’s Directors or nominees; (iii) by each of the Named Executive Officers; and (iv) by all current Directors and executive officers as a group.  Management is not aware of any change in control of the Company that has occurred since January 1, 2016, or any arrangement that may, at a subsequent date, result in a change in control of the Company.

On December 19, 2008, in connection with the Company’s then participation in the TARP-CPP, the Company issued to the Treasury a warrant to purchase up to 521,158 shares of Common Stock at an exercise price of $4.49 per share.  The Warrant is immediately exercisable and has a 10-year term.  On June 6, 2013, the warrant was sold in an auction to a private investor, Wellington Management Company, LLP, and such potential shares are included in the following beneficial ownership table.

Except as indicated, the address of each of the persons listed below is c/o Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117.

Name and Title	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares Subject to Vested Stock Options (2)	Number of Shares Subject to Vested Warrants (6)	Percent of Class Beneficially Owned (1) (2)
Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, CWBC and CWB	13,000	51,250	-	0.79%
Robert H. Bartlein, Director, Chairman of the Board, CWB	555,134	15,000	-	7.02%
Jean W. Blois, Director	61,964	25,000	-	1.07%
Maureen C. Clark, Executive Vice President, Chief Operating Officer and Chief Information Officer	-	-	-	-
William F. Filippin, Executive Vice President and Chief Banking Officer, CWB	6,711	5,200	-	*
John D. Illgen, Director	36,091	25,000	-	0.75%
Investors of America, Limited Partnership (3)	568,696	-	-	7.02%
James W. Lokey, Director	5,614	5,000	-	*
Shereef Moharram, Director	14,425	15,000	-	*
William R. Peeples, Director, Chairman of the Board, CWBC	939,115	15,000	-	11.75%
Martin E. Plourd, Director, President and Chief Executive Officer, CWBC and CWB	38,825	55,000	-	1.15%
Kristine D. Price, Executive Vice President and Chief Credit Officer, CWB	10,000	13,000	-	*
Stieven Capital Advisors, L.P. (4)	517,035	-	-	6.38%
Kirk B. Stovesand, Director	46,729	25,000	-	0.88%
Philip J. Timyan (5)	438,780	-	-	5.41%
Wellington Management Company, LLP (6)	-	-	521,158	6.04%
All Directors and Executive Officers as a Group (12 in number)	1,727,608	249,450	-	23.67%
*	Less than 0.50%

(1)        Includes shares beneficially owned, directly and indirectly, together with associates, except for shares subject to vested stock options, shares issuable upon conversion of the Debentures and outstanding warrants.  Also includes shares held as trustee and held by or as custodian for minor children.  Unless otherwise noted, all shares are held as community property under California law or with sole investment and voting power.

(2)        Shares subject to options held by Directors or executive officers that are exercisable within 60 days after the Record Date (vested) are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person and the percent of class owned by all Directors and executive officers as a group, but not for the purpose of computing the percent of class owned by any other person.

(3)        Address is: 135 North Meramec, Clayton, MO 63105.  These securities are owned by Investors of America, Limited Partnership and may be deemed to be indirectly owned by First Banks, Inc.  Members of the Dierberg Family and the Dierberg Family Trusts are shareholders of First Securities America, Inc., the General Partner of Investors of America, Limited Partnership, and First Banks, Inc.  First Banks, Inc. disclaims beneficial ownership of these securities.

(4)        Address is: 12412 Powerscourt Drive, Suite 250, St. Louis, MO 63131.  Pursuant to the Schedule 13G/A filed with the Securities and Exchange Commission (SEC) on February 13, 2017, the following parties share voting and dispositive power with respect to all of the shares:  Stieven Capital Advisors, L.P. and Joseph A. Stieven.  In addition, Stieven Financial Investors, L.P. shares voting and dispositive power with respect to 425,724 of the shares reported, and Stieven Financial Offshore Investors, Ltd. shares voting and dispositive power with respect to 91,311 of the shares reported.

(5)        Address is:  4324 Central Avenue, Western Springs, Illinois 60558.  Excludes 4,000 shares held by Mr. Timyan’s spouse, Anna S. Belyaev, concerning which Mr. Timyan disclaims beneficial ownership.  Information is pursuant to the most recent Schedule 13D filed by Mr. Timyan with the SEC on April 4, 2016.

(6)        All of the Wellington Management Company, LLP’s potential shares are the Warrants purchased on June 6, 2013 from the Treasury.  Such shares are treated as issued and outstanding for the purpose of computing the percent of the class owned by such Company.  Address is: 280 Congress Street, Boston, MA 02210.  Information is pursuant to most recent Schedule 13G filed with the SEC on February 14, 2014.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Executive Officers

The Company's Bylaws provide that the authorized number of Directors will be not less than six nor more than eleven, with the exact number of Directors to be fixed from time to time by resolution of a majority of the Board or by resolution of the shareholders.  The Board of Directors last fixed as of May 26, 2016 the authorized number of Directors at eight.

At the Meeting, eight persons will be elected to serve as Directors of the Company until the 2018 Annual Meeting and until their successors are elected and have qualified.  The eight persons named below are all currently Directors of the Company and have been nominated by the Board for re-election.  A Proxy that is submitted to the Company with the instruction “AUTHORITY GIVEN” or without instructions will be voted in such a way as to effect the election of all eight nominees, or as many thereof as possible.  In the event that any of the nominees should be unable to serve as a Director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as will be designated by the Board.  Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board, if elected.  The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.  Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.  This Bylaw provision is designed to give the Board advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

None of the Directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the Directors and executive officers of the Company, acting within their capacities as such.  The Company knows of no family relationships between the Directors and executive officers of the Company, nor do any of the Directors or executive officers of the Company serve as Directors of any other company which has a class of securities registered under, or which is subject to the periodic reporting requirements of the Exchange Act or any investment company registered under the Investment Company Act of 1940.

Pursuant to NASDAQ Stock Market LLC (NASDAQ) Listing Rules, the Board has made an affirmative determination that the following members of the Board are “independent” within the meaning of such rules: Robert H. Bartlein, Jean W. Blois, John D. Illgen, James W. Lokey, Shereef Moharram, William R. Peeples and Kirk B. Stovesand.  As such, pursuant to NASDAQ Listing Rules and Rule 10A-3 of the Securities Exchange Act of 1934 (Exchange Act), a majority of the members of the Board and all the members of the Audit Committee are “independent” as so defined.

The following persons have been nominated for election by the Board:

Robert H. Bartlein	Shereef Moharram
Jean W. Blois	William R. Peeples
John D. Illgen	Martin E. Plourd
James W. Lokey	Kirk B. Stovesand

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR ALL EIGHT NOMINEES IN THE ELECTION OF DIRECTORS.

Information about the Nominees

Robert H. Bartlein (Age 69)

Mr. Bartlein has been a member of the Board of CWBC since its inception in 1997 and a founder and Director of CWB since 1989.  Mr. Bartlein serves on CWBC’s Nominating and Corporate Governance Committee and is Chairman of the Board of CWB, Chairman of CWB’s Loan Committee and a member of CWB’s Executive, Legal, Compensation and Management Succession Committees.  He is President and CEO of Bartlein & Company, Inc., founded in 1969, which is a property management company with four California offices.  He is a graduate of the University of Wisconsin – Madison, with a degree in Finance, Investments and Banking, and did post-graduate study at the University of Wisconsin - Milwaukee.  Mr. Bartlein is past President and Director of the American Lung Association of Santa Barbara and Ventura Counties.

Jean W. Blois (Age 89)

Mrs. Blois has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  She is Chairman of CWB’s Compensation Committee and a member of CWB’s Asset/Liability Committee.  She co-founded Blois Construction, Inc. and served in a financial capacity before retirement.  She formed her own consulting firm, Jean to the Rescue.  Mrs. Blois graduated with a BS from the Haas School of Business at the University of California, Berkeley.  She served as a Trustee of the Goleta Union School District for 13 years, a Director of the Goleta Water District for 10 years and a council member for the City of Goleta for 6 years, including terms in 2005 and 2007 as Goleta Mayor.

John D. Illgen (Age 72)

Mr. Illgen has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  He is Secretary of the Board of CWBC and a member of CWBC’s Nominating and Corporate Governance and Audit Committees and Chairman of CWB’s Asset/Liability Committee and a member of CWB’s Compensation Committee.  Mr. Illgen is Sector Director and Vice President for Modeling and Simulation with Northrop Grumman Information Systems.  He was Founder (1988), President and Chairman of Illgen Simulation Technologies, Inc. until its merger with Northrop Grumman Corporation in December 2003.  Mr. Illgen is Chairman Emeritus of the Board of Directors of the National Defense Industrial Association and appeared on television with the late General (Ret) Alexander Haig on “21st World Business Review” as an industry expert in information systems, modeling and simulation and other technologies.  Mr. Illgen is on the Advisory Board of the Santa Barbara Scholarship Foundation and is a Past President of Goleta Rotary Club.  In 2012, Mr. Illgen received the International award, “Modern Day Technology Leader” from the BEYA for his contributions to the Modeling and Simulation domain.

James W. Lokey (Age 69)

Mr. Lokey has been a member of the Board of CWBC since June 2015.  He is a member of CWBC’s Audit Committee and CWB’s Loan Committee.  Mr. Lokey has more than 42 years of bank management experience including as Chairman of the Board and Chief Executive Officer of Mission Community Bancorp (2010-2014); President of Rabobank, N.A. (2007-2009); President and Chief Executive Officer of Mid-State Bank & Trust (2000-2007); President and Chief Executive Officer of Downey Savings (1997-1998); Executive Vice President of First Interstate Bank/Wells Fargo Bank (1973-1996) and Past Chairman of California Bankers Association.  He has significant ties in the communities of the Central Coast, including serving as a member of the President’s Cabinet at Cal Poly State University in San Luis Obispo; a Director of Cal Poly Corporation and Chairman of its investment committee; and, Director of French Hospital Medical Center. Since retiring in 2014, Mr. Lokey has been active as a consultant and featured speaker regarding director education, enterprise risk management and mergers and acquisitions.

Shereef Moharram (Age 45)

Mr. Moharram was named to the Boards of CWBC and CWB in December 2011, and is a member of CWB’s Asset/Liability Committee.  Mr. Moharram is a partner with the law firm Price Postel & Parma LLP in Santa Barbara, where he specializes in real estate law.  Mr. Moharram holds a BA in English Literature from the University of California, Santa Barbara, and a JD from the UCLA School of Law.

William R. Peeples (Age 74)

Mr. Peeples is Chairman of the Board of CWBC and a founder and Director of CWB since 1989.  Mr. Peeples is Chairman of CWBC’s Nominating and Corporate Governance Committee and serves on CWB’s Executive, Compensation and Management Succession Committees and served on the Loan Committee until January 2014.  Mr. Peeples served in various financial capacities, including as President and Chief Financial Officer of Inamed Corporation from 1985 to 1987.  He also was a founder and Chief Financial Officer of Nusil Corporation and Imulok Corporation from 1980 to 1985.  Mr. Peeples has been active as a private investor and currently serves as Managing General Partner of two real estate partnerships.  Mr. Peeples holds a BBA from the University of Wisconsin – Whitewater, and an MBA from Golden Gate University, Air Force on-base program.

Martin E. Plourd (Age 59)

Mr. Plourd has been President, Chief Executive Officer and a member of the Board of CWB since November 2, 2011 and President, Chief Executive Officer and member of the Board of CWBC since March 2012.  Mr. Plourd serves on CWB’s Loan, Asset/Liability and Management Succession Committees and is a member of the Management Disclosure Committee.  He has been in banking for over 35 years and has been a bank executive for over 20 years.  From July 2009 to October 2011, he worked as a private consultant with banks on engagements concerning strategic planning, acquisitions and compliance issues.  From July 2005 to July 2009, Mr. Plourd served first as Chief Operating Officer and then President and Director of Temecula Valley Bank.  Prior to that, he spent 18 years with Rabobank/Valley Independent Bank in El Centro, including his last position as Executive Vice President and Community Banking Officer.  Mr. Plourd is a Board member for the California Bankers Association and Goleta Chamber of Commerce, an Advisory Board member for the College of Agriculture at California State Polytechnic University, Pomona (Cal Poly) and is a member of the Goleta Rotary Club.  Mr. Plourd is a graduate of Stonier Graduate School of Banking and Cal Poly.

Kirk B. Stovesand (Age 54)

Mr. Stovesand has been a member of the Board of CWBC and CWB since May 2003.  Mr. Stovesand is Chairman of CWBC’s Audit Committee and serves on CWB’s Asset/Liability and Loan Committees and is Secretary of CWB’s Board.  He is a partner of Walpole & Co., founded in 1974, which is a Certified Public Accounting and Consulting firm.  Mr. Stovesand has served on the boards of both for-profit and not-for-profit organizations. He is a graduate of the University of California Santa Barbara with a degree in Business Economics.  Mr. Stovesand received a Masters Degree in Taxation from Golden Gate University and a Master Certificate in Global Business Management from George Washington University.  He is a Certified Financial Planner, certified in mergers and acquisitions, and a member of the American Institute of Certified Public Accountants.

Executive Officers (not members of the Board)

The following sets forth, as of the Record Date, the names and certain other information concerning current executive officers of the Company, in addition to the executive officer who is nominated for election as a Director and whose biographical information is provided above.

Charles G. Baltuskonis (Age 66)

Mr. Baltuskonis, Executive Vice President and Chief Financial Officer of CWBC and CWB, has been with the Company since November 17, 2002.  He is a member of the Management Disclosure Committee.  Mr. Baltuskonis served as Senior Vice President and Chief Accounting Officer of Mego Financial Corporation from 1997 to 2002, and Senior Vice President and Controller of TAC Bancshares from 1995 to 1997.  Prior to that, he was Chief Financial Officer of F&C Bancshares and of First Coastal Corporation and a Senior Manager with the public accounting firm of EY, specializing in services to financial institutions.  Mr. Baltuskonis is a certified public accountant; a member of the American Institute of Certified Public Accountants, Financial Managers Society, including a past member of the Financial Institutions Accounting Committee, and completed a 5-year term on the Board of Directors of Goleta Valley Chamber of Commerce.  Mr. Baltuskonis holds a BS from Villanova University.

Maureen C. Clark (Age 57)

Ms. Clark, Executive Vice President, Chief Operating Officer and Chief Information Officer, has been with the Company since September 26, 2016.  She served as Senior Associate Consultant with RLR Management Consulting from January 2015 to July 2016, working primarily with bank system conversions.  Ms. Clark served as Executive Vice President, Chief Technology Officer from October 2012 to January 2014 for First National Bank, Santa Fe, NM; as Interim Chief Information Officer from March 2012 to August 2012 for Gateway Business Bank, Cerritos, CA; and, as Executive Vice President and Chief Operating Officer for Opportunity Bancshares, Richardson, TX, from October 2009 to May 2012.

William F. Filippin (Age 53)

Mr. Filippin, Executive Vice President and Chief Banking Officer, has been with the Company since June 1, 2015.  Prior to joining the Company, Mr. Filippin served with Heritage Oaks Bank (and Mission Community Bank until it was merged into Heritage Oaks Bank in February 2014) as Market Area President from March 2012 to May 2015; Executive Vice President and Chief Credit Officer from August 2010 to March 2012; and, Senior Vice President and Credit Administrator from April 2009 to August 2010.  Mr. Filippin is a founding member of the Paso Robles Optimist Club, served as President of the Paso Robles Kiwanis Club and Chairman of the Arroyo Grande Chamber of Commerce.  He holds degrees in Agriculture Business Management from Cal Poly San Luis Obispo and from The Graduate School of Banking at the University of Wisconsin-Madison.

Kristine D. Price (Age 66)

Ms. Price, Executive Vice President and Chief Credit Officer of CWB, joined the Company on July 31, 2014.  Prior to joining the Company, Ms. Price held various executive positions within Western Alliance Bancorporation, a multi-billion dollar bank holding company.  From May 2006 through July 2014, Ms. Price served in the following capacities:  Executive Vice President and Chief Credit Officer of Torrey Pines Bank; Executive Vice President and Chief Credit Officer for Western Alliance Bancorporation’s subsidiary, Bank of Nevada; Senior Vice President and Senior Credit Officer of Western Alliance Bancorporation; and, Executive Vice President and Senior Credit Administrator of Torrey Pines Bank.  From 2010 through 2013, she was Director on the national board for the Risk Management Association (RMA) and a member of the Board’s Community Bank Council.  She received her undergraduate degree in Economics from San Diego State University and is a graduate of the Pacific Coast Banking School.

Specific Experience, Qualifications, Attributes and Skills of Directors

The Nominating and Corporate Governance Committee (NCGC) has reviewed with the Board the specific experience, qualifications, attributes and skills of each Director, including each nominee for election as a Director at the Annual Meeting.  The NCGC has concluded that each Director has the appropriate skills and characteristics required of Board membership, and each possesses an in-depth knowledge of the Company’s business and strategy.  The NCGC further believes that our Board is composed of well-qualified and well-respected Directors who are prominent in business, finance and the local community. The experience and key competencies of each Director, as reviewed and considered by the NCGC, are set forth below.

Robert H. Bartlein.  As President of Bartlein & Company, Inc., Mr. Bartlein has substantial real estate experience with broad business exposure.  He is knowledgeable in real estate transactions, real estate law, credit analysis, accounting, income tax law and finance.  Mr. Bartlein is particularly familiar with the Central Coast real estate market and is active in the community.  He is a founder and has served on the Bank Board since its inception.

Jean W. Blois.  Mrs. Blois has experience starting and operating her own business in Goleta.  She has served for numerous years on Goleta City Council, including two terms as Mayor, and has substantial community involvement.  Mrs. Blois is a founder and has served on the Bank Board since its inception.

John D. Illgen.  As founder and Chief Executive Officer of Illgen Simulation Technologies, Inc., until sold to Northrop Grumman, Mr. Illgen has a national reputation in technology, defense and model simulations, and broad business experience.  He has strong expertise in cyber security modeling and simulation and has chaired sessions at symposiums on this subject.  He continues to be published on technology and is a frequent symposium speaker.  Mr. Illgen is a founder and has served on the Bank Board since its inception.

James W. Lokey.  Mr. Lokey has spent virtually his entire career serving the banking industry, including many years as Chairman and Chief Executive Officer.  He is extremely knowledgeable with the San Luis Obispo business community and banking market.

Shereef Moharram.  Mr. Moharram is an attorney, specializing in real estate and is very active in the local community.  The Company believes Mr. Moharram’s legal and real estate background will be pertinent in numerous Board issues.

William R. Peeples.  Mr. Peeples has substantial experience in finance, including positions as a Chief Financial Officer, and has expertise in capital raising, venture capital, business combinations, real estate and broad business exposure.  As previously noted, Mr. Peeples also served as interim President and Chief Executive Officer of CWBC.  He is active in the local community.  Mr. Peeples is a founder and has served on the Bank Board since its inception.

Martin E. Plourd.  As President, Chief Executive Officer and a Director of the Bank and the Company, and through numerous executive positions Mr. Plourd has held in his banking career, he has a substantial financial services’ background, including management, lending, marketing and bank operations.  This experience enables Mr. Plourd to provide the Company with effective leadership in the conduct of its business and strategic initiatives.  He is active in the community and also has served in executive positions in the banking industry.

Kirk B. Stovesand.  Mr. Stovesand has a broad financial background and serves as a partner of an accounting and consulting firm.  He has a CPA, a CFP and a Masters in taxation.  Mr. Stovesand is active on boards of for-profit and not-for-profit organizations.

Material Litigation Involving Directors and Executive Officers

As of the date of this Proxy Statement, none of the Company’s Directors and/or Executive Officers is involved in any material proceeding as a party that is adverse to the Company or CWB or has a material interest adverse to the Company or CWB.

Significant Employees

Although the Company and CWB considers each of their employees to be integral to the success of their respective operations in light of their individual contributions to the enterprise, as of the date of this Proxy Statement, neither the Company nor CWB has any “significant employees” within the meaning of Item 401(c) of SEC Regulation S-K.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

Meetings and Committees

The Company’s Board met 13 times (12 regular meetings and one special meeting) during the year ended December 31, 2016, and had the following standing committees of the Company or the Bank that met during the year: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  In addition, the Company’s Directors served on the Board of Directors of CWB, including the various committees established by CWB.  During 2016, none of the Company’s Directors attended less than 75% of the Company’s Board meetings and meetings of committees on which they served.  All Board members, with the exception of Shereef Moharram, attended the 2016 Annual Meeting of Shareholders.

CWBC’s Audit Committee is currently composed of three independent Directors:  Messrs. Stovesand, Illgen and Lokey.  This Committee is responsible for review of all internal and external examination reports and selection of the Company’s independent auditors.  The Audit Committee met 13 times during 2016.

CWBC’s Nominating and Corporate Governance Committee is composed of three independent Directors: Messrs. Peeples, Bartlein and Illgen.  The Committee is responsible for recommendations regarding the Board’s composition and structure and policies and processes regarding overall corporate governance.  The Committee met one time during 2016.

CWB’s Compensation Committee is composed of four independent Directors: Mrs. Blois and Messrs. Bartlein, Illgen and Peeples.  The Committee is responsible for determining executive compensation.  This Committee met two times, including at least once in each six-month period, during 2016.

Board Leadership Structure and Role in Risk Oversight

The position of Chairman of the Board is separate from the position of Chief Executive Officer for each of the Company and CWB.  William R. Peeples, a non-employee independent Director, has been elected as the Chairman of the Company and Robert H. Bartlein, a non-employee independent Director, has been elected as the Chairman of CWB.  Martin E. Plourd is serving as President and Chief Executive Officer of the Company and CWB.  Separating these positions allows the Chief Executive Officer to focus on day-to-day business, while allowing the Chairman of the Boards of each of the Company and CWB to lead the respective Boards in their fundamental role of providing advice to and independent oversight of management.  The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required for those individuals to serve as the Company and Bank Chairman, particularly as the Board’s oversight responsibilities continue to grow.  While the Company’s bylaws and corporate governance guidelines do not require that the Company’s Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions and having independent outside Directors serve as the Chairman of each of the Company and CWB is the appropriate leadership structure for the Company at this time and demonstrates the Company’s commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  The Company faces a number of risks, including economic risks, environmental and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. The Company’s Chairman and CWB’s Chairman meet regularly with the President and Chief Executive Officer and other senior officers to discuss strategy and risks facing the Company.  Senior management is available to address any questions or concerns raised by the Board on risk management-related and any other matters.  Periodically, the Board of Directors receives presentations from senior management on strategic matters involving the Company’s operations.  The Board holds strategic planning sessions with senior management to discuss strategies, key challenges and risks and opportunities for the Company.

While the Board is ultimately responsible for risk oversight at the Company, the Board’s various standing committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management.  Risk assessment reports are regularly provided by management to the Audit Committee.  The Compensation Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from compensation policies and programs.  The Nominating and Corporate Governance Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our Directors and executive officers and corporate governance.

Shareholder Communication with Directors

Shareholders may communicate directly with the Board by writing to:

William R. Peeples, Chairman of the Board of Directors
Community West Bancshares
445 Pine Avenue
Goleta, CA 93117-3709

Audit Committee Report

The Report of the Audit Committee of the Board will not be deemed filed under the Securities Act of 1933 (Securities Act) or under the Exchange Act.

The Board maintains an Audit Committee currently comprised of three of the Company’s Directors, each of whom meet the independence and experience requirements of the NASDAQ Listing Rules.  The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.  The Audit Committee operates under a written Charter, which is assessed annually for adequacy.  The Audit Committee Charter was last ratified on October 27, 2016.  A copy of the Charter, as amended, is included as Appendix A to the Company’s 2016 Proxy Statement, as filed with the SEC on March 31, 2016.

Based on the attributes, education and experience requirements under the NASDAQ Listing Rules, the requirements set forth in section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations, the Board has identified Kirk B. Stovesand as an “Audit Committee Financial Expert” as defined under Item 407 (d) (5) of Regulation S-K, and has determined him to be independent.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee:

•	Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2016; and

•	Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The Company’s 2016 independent auditor, RSM US LLP (RSM), was responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States.  In fulfilling its oversight responsibilities, the Audit Committee:

•
Discussed with RSM the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T; and

•
Received and discussed with RSM the written disclosures and the letter from RSM required by applicable requirements of PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and reviewed and discussed with RSM whether the rendering of the non-audit services provided by them to the Company during fiscal 2016 was compatible with their independence.

In addition, the Company received a letter from RSM to the effect that RSM’s audit of the Company was subject to its quality control system for the United States accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of RSM personnel working on the audit and the availability of national office consultation.

In performing its functions, the Audit Committee acts only in an oversight capacity.  It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls.  Further, it is not the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

Based upon the reviews and discussions described above, and the report of RSM, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

THE AUDIT COMMITTEE

Kirk B. Stovesand, Chairman
John D. Illgen
James W. Lokey

Dated: February 23, 2017

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee (NCGC) was established in February 2004 and the committee charter (Charter) is annually assessed and was last ratified on February 23, 2017.  A copy of the Charter is included as Appendix B to the Company’s 2016 Proxy Statement, as filed with the SEC on March 31, 2016.  The NCGC, consisting of three independent Directors, makes recommendations to the Board regarding the Board’s composition and structure, nominations for elections of Directors and policies and processes regarding principles of corporate governance to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders.  The NCGC reviews the qualifications of, and recommends to the Board, candidates as additions, or to fill Board vacancies, if any were to occur during the year.

The NCGC will consider, as part of its nomination process, any Director candidate recommended by a shareholder of the Company who follows the procedures in this Proxy Statement shown under the heading “2018 Shareholder Proposals” set forth below.  The NCGC will follow the processes in the Charter when identifying and evaluating overall Board composition and individual nominees to the Board.

Additional information regarding (i) the NCGC’s policy with regard to the consideration of any Director candidates recommended by security holders and related procedures to be followed by security holders in submitting such recommendations, (ii) minimum qualifications of Director candidates, and (iii) the NCGC’s process for identifying and evaluating nominees for Directors, is incorporated herein by reference to the Charter.

The NCGC determines the required selection criteria and qualifications of Director nominees based upon the Company’s needs at the time nominees are considered.  In general, Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders.  In addition to the foregoing considerations, the NCGC will consider criteria such as strength of character and leadership skills; general business acumen and experience; broad knowledge of the industry; number of other board seats; and, willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the Board.  The NCGC considers these same criteria for candidates regardless of whether the candidate was identified by the NCGC, by shareholders, or any other source.

  The goal of the NCGC is to seek to achieve a balance of knowledge and experience on the Company’s Board.  To this end, the NCGC seeks nominees with the highest professional and personal ethics and values, an understanding of the Company’s business and industry, diversity of business experience, expertise and backgrounds, a high level of education, broad-based business acumen and the ability to think strategically.  The composition of the current Board reflects diversity in business and professional experience, skills, and gender.  The NCGC reviews the effectiveness of the Charter in achieving the goals of the NCGC as stated therein annually.

Compensation Committee

The Compensation Committee (CC) assists the Board by reviewing and approving the Company’s overall compensation and benefit programs and administering the compensation of the Company’s executive and senior officers.  The CC is comprised of four of the Company’s Directors, each of whom meet the current independence and experience requirements of the applicable provision of the NASDAQ Listing Rules and requirements of the SEC.  During 2016, the CC did not utilize the services of an outside compensation consultant to evaluate and assess compensation plans, plan structures and recommend possible alternatives.  However, an outside compensation consultant has been engaged to commence a review in February, 2017.  The CC operates under a written charter that is assessed annually for adequacy.  The CC’s charter was last amended on November 17, 2016.  A copy of the Charter is included as Appendix A to this Proxy Statement.

The CC’s policies and underlying philosophy governing the Bank’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following: (i) maintain a compensation program that is equitable in a competitive marketplace; (ii) provide opportunities that integrate pay with the Bank's annual and long‐term performance; (iii) encourage achievement of strategic objectives and creation of shareholder value; (iv) recognize and reward individual initiative and achievements; (v) maintain an appropriate balance between base salary and incentive compensation; and, (vi) allow the Bank to attract, retain, and motivate talented executives.

The Committee shall have the duties, responsibilities and authority to:

1.
Annually review and determine (i) the annual compensation, including salary, bonus, incentive and other compensation of the chief executive officer, (ii) approve corporate goals and objectives relevant to compensation of the chief executive officer, and (iii) evaluate performance in light of these goals and objectives, approve compensation in accordance therewith and provide a report thereon to the Board.

2.	Annually review the amounts and terms of base salary, incentive compensation and all other forms of compensation for the Company’s executive officers, and report the Committee’s findings to the Board.

3.
Assess bank compensation programs including bonus and incentive plans for risk that may materially affect the long‐ term viability of the Bank.  Risk management practices should include an assessment of the internal control environment surrounding the compensation programs, ensure the review and approval process is evident and the documentation is adequate to support the results and contains appropriate clawback provisions.

i.	This annual risk assessment will be conducted by the Chief Risk Officer who will then provide documentation supporting his/her recommendations to the committee.

4.
Review executive officer compensation in reference to Section 162(m) of the Internal Revenue Code, as it may be amended from time to time, and any other applicable laws, rules and regulations.  This review may be conducted by external compensation consultants as deemed appropriate by the committee.

5.
Annually review and make recommendations to the Board with respect to incentive based compensation plans and equity based plans.  Establish criteria for the terms of awards granted to participants under such plans.  Grant awards in accordance with such criteria and exercise all authority granted to the Committee under such plans, or by the Board in connection with such plans.

6.	Recommend to the Board the compensation for directors (including retainer, committee and committee chair fees, stock options and other similar items, as appropriate).

7.	Establish and approve policy on employment agreements, severance arrangements and change in control agreements and provisions, as well as any special supplemental benefits.

8.	Conduct an annual review of the Compensation Committee’s performance, periodically assess the adequacy of its charter and recommend changes to the Board as needed.

9.
Retain, at the expense of the Bank, compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

10.
Perform any other activities consistent with this Charter, the Company’s By‐laws and governing law as the Committee or the Board deem appropriate. Delegate responsibility to subcommittees of the Committee as necessary or appropriate.  Regularly report to the Board on the Committee’s activities.

The Board believes that the Company’s compensation policies and procedures, which are reviewed and approved by the CC, are reasonably effective in aligning the compensation of the Company’s Named Executive Officers with the Company’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate the Company’s key executives who are directly responsible for the Company’s continued success.  The Board believes that the Company’s compensation policies and practices do not threaten the value of the Company or the investments of its shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on the Company.  The Board further believes that the Company’s culture focuses executives on sound risk management and appropriately rewards executives for performance.  The Board further believes that the Company’s compensation policies and procedures are reasonable in comparison both to the Company’s peer bank holding companies and to the Company’s performance during the 2016 fiscal year.

Shareholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of the Company’s Named Executive Officers in the section captioned “EXECUTIVE COMPENSATION.”

At the Company’s 2013 Annual Meeting of Shareholders held on May 23, 2013, it was approved by shareholder vote that this Proposal with respect to an advisory vote on Executive Officer compensation be submitted in the Proxy Statement for shareholder vote every three years.  This was last submitted to a shareholder advisory vote at the Company’s 2016 Annual Meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2016 and 2015, the compensation information for Martin E. Plourd, President and Chief Executive Officer of CWBC and CWB, and for the two other most highly compensated executive officers who earned at least $100,000 in 2016 (collectively, the Named Executive Officers).

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total
Martin E. Plourd, President and Chief Executive Officer, CWBC and CWB	2016	$350,000	$150,801	-	$72,945	-	-	$57,383	$631,129
	2015	350,000	135,050	-	97,182	-	-	57,650	639,882
Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, CWBC and CWB	2016	239,167	75,000	-	14,589	-	-	40,607	369,363
	2015	233,333	80,000	-	7,775	-	-	41,694	362,802
Kristine D. Price, Executive Vice President and Chief Credit Officer, CWB	2016	233,417	75,000	-	29,178	-	-	39,564	377,159
	2015	224,583	75,000	-	29,155	-	-	37,943	366,681

(1)        The dollar value of option awards represents the aggregate grant date fair value of option awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The terms of the 2006 and 2014 Plans are described below in “Stock Option Plans.”  Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model.  See the Company’s Annual Report on Form 10-K, at Note 11 to the Company’s Financial Statements for the year ended December 31, 2016.

(2)        The amounts set forth under the column entitled “All Other Compensation” includes 401(k) Company match for all executives, non-vested Company contributions to the participant’s Deferred Compensation account and life insurance.  For the 401(k) match for 2016 and 2015, respectively:  Mr. Plourd - $8,158 and $7,910; Mr. Baltuskonis - $9,125 and $9,174; and, Ms. Price - $7,002 and $4,223.  For Company contributions to the participant’s Deferred Compensation account for 2016 and 2015, respectively: Mr. Plourd - $42,000 and $42,000; Mr. Baltuskonis - $28,700 and $28,000; and, Ms. Price - $28,010 and $26,950.  For life insurance premiums for 2016 and 2015, respectively:  Mr. Plourd - $2,419 and $2,419; Mr. Baltuskonis - $2,782 and $4,520; and, Ms. Price - $4,552 and $2,183.  For 2015, includes for Mr. Plourd an automobile allowance of $400.  For 2016 and 2015, respectively, it also includes $2,706 and $2,821 for partial year use of a company car, calculated in accordance with annual lease value rules in IRS fringe benefit publication and, in both 2016 and 2015, $2,100 (partial amount of total paid) for club membership.  For 2015, includes moving expense allowance payments for Ms. Price of $4,587.  See “Potential Payments upon Retirement, Termination or Change-In-Control” below.

Employment Arrangements and Other Factors Affecting 2016 Compensation

During 2016, the terms of each of Messrs. Plourd and Baltuskonis and Ms. Price’s employment arrangements were governed by written employment agreements with the Company.  For a description of the material terms of such employment agreements, please see “Potential Payments upon Retirement, Termination or Change-In-Control” herein.

Potential Payments upon Retirement, Termination or Change-In-Control

Employment Arrangements for Martin E. Plourd

Mr. Plourd has an employment contract, effective November 2, 2011, with an annual base salary of $350,000 as of January 1, 2017, for his service as President and Chief Executive Officer of the Company and the Bank.  The terms of this employment agreement will terminate on December 31, 2017, subject to early termination as discussed below, but will automatically renew for successive periods of 12 months unless at least three months before the expiration of any preceding term or renewal term, either (a) the Board provides written notice of non-renewal to Mr. Plourd or (b) Mr. Plourd provides written notice of non-renewal to the Bank.  During January of each year during the term of the employment agreement and any renewal term, the Board will review Mr. Plourd’s base salary and will determine, in its sole discretion, whether or not to adjust such salary.  Any such salary adjustment will be effective as of the first day of such calendar year.  Subject to the terms of the Company’s Compensation Policy (which is attached as Exhibit C to Mr. Plourd’s employment agreement), Mr. Plourd will be eligible to receive an annual bonus in an amount, if any, as determined by the Board of Directors in its sole discretion.  Any bonus or incentive compensation that was paid to Mr. Plourd with respect to any period during which Treasury held any shares of Series A Preferred Stock is subject to recovery or clawback by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.  For 2016 and 2015, respectively, $150,801 and $135,050 bonus amounts were awarded.  Mr. Plourd is eligible to receive stock option grants to purchase shares of Common Stock as may be determined by the Board of Directors in its sole discretion.  See “Outstanding Equity Awards at Fiscal Year-End” table.  Mr. Plourd was furnished a company car beginning in 2015.  The Company also pays for a business club membership on behalf of Mr. Plourd of $350 per month.

In connection with Mr. Plourd’s employment agreement, the Company and Mr. Plourd have also entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Plourd in the event he is made a party to or threatened to be made a party to, or otherwise involved in, any suit or proceeding, whether brought in the name of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which he may be or may have been involved as a party or otherwise (other than as plaintiff against the Company), by reason of the fact that he is or was a director or officer of the Company, or is or was serving as a director, officer, employee or agent of any other enterprise at the request of the Company or by reason of any action taken by him or of any inaction on his part while acting in such capacity.  Any payments made to Mr. Plourd pursuant to the indemnification agreement are subject to and conditioned upon compliance with any and all regulations of the Federal Government or the State of California and all benefits and privileges to which he is otherwise entitled by law or pursuant to the Bylaws of the Company.

In addition, Mr. Plourd has a deferred compensation account established and maintained at CWB for his benefit.  To this account, the Company credited $100,000 on December 31, 2011.  In addition, 1% per month of his annual salary will also be credited to this account during the term of Mr. Plourd’s employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB three-year certificate of deposit rate on an annualized basis.  No funds in this account will vest prior to the date Mr. Plourd attains age 65, and normal payments will not commence until such time as Mr. Plourd attains age 66, whether or not he is employed by the Company.  In the event of a change of control before Mr. Plourd attains age 65, the total amount credited to this account will become fully vested.

Mr. Plourd also has a Salary Continuation Agreement, signed January 28, 2014 and effective as of December 30, 2013.  Upon separation from service after normal retirement age, he will receive $1,500,000 in $100,000 payments over a 15-year period commencing the month following his separation from service.  No funds in this account will vest prior to the date Mr. Plourd attains age 65.  If early involuntary termination occurs, he will be paid 100% of the accrued benefit in one lump sum.  Also, in the event of disability prior to normal retirement age, he will be paid 100% of the accrued benefit in lieu of any other benefit hereunder, paid in 180 equal monthly installments.  If a change of control occurs, followed within 24 months by separation of service prior to normal retirement age, Mr. Plourd will receive within 30 days a lump-sum benefit of $1,130,357 and any gross-up required, in lieu of any other benefit thereunder.  In the event of death prior to or subsequent to commencement of benefit payments, there are provisions relating to payments to designated beneficiaries.

Assuming a separation from service occurred on December 31, 2016 following a change of control, the Company estimates that aggregate compensation due to Mr. Plourd in such event, approximately $1.93 million, would result in an “excess parachute payment” of approximately $0.6 million under Internal Revenue Code Section 280G and that such “excess parachute payment” would be subject to a 20% excise tax.  Under the terms of Mr. Plourd’s Salary Continuation Agreement, the Company has agreed to pay Mr. Plourd a “gross up payment” equal to the amount of this excise tax.  As of December 31, 2016, the Company’s potential “gross-up payment” was estimated to be $122,000.

Mr. Plourd’s employment agreement specifies that, in the event of termination without cause or on non-renewal, he would continue to receive salary and benefits plus deferred compensation for a period of three months following the Bank’s written notice of Mr. Plourd’s termination or non-renewal, and one year’s base salary.  Also, the contract contains a change of control (as defined) clause whereby, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.

During 2016, the Company granted stock option awards to Mr. Plourd which are reported in the “Summary Compensation Table” above and in the “Outstanding Equity Awards at Fiscal Year-End Table” below.

Employment Arrangements for Charles G. Baltuskonis

Mr. Baltuskonis has an employment contract, effective July 1, 2007 and amended August 1, 2013.  Beginning March 1, 2016, Mr. Baltuskonis’ annual base salary was $240,000.  In addition, he has a deferred compensation account established and maintained at CWB for his benefit.  To this account, the Company credited $40,000 each on July 1, 2007 and on December 31, 2007.  In addition, 1% per month of his annual salary will be credited to this account during the term of his employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB three-year certificate of deposit rate.  No funds in this account vested prior to the date Mr. Baltuskonis attained age 65, and normal payments will commence at such time as Mr. Baltuskonis elects, whether or not he is employed by the Company.  In the event of a change of control, he will vest 100% of the account balance.

Mr. Baltuskonis’ contract specifies that, in the event of termination without cause, he would continue to receive salary and benefits plus deferred compensation for a period of three months.  Also, the contract contains a change of control (as defined) clause whereby, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.  Mr. Baltuskonis is also eligible for an annual bonus which is determined by the Board in its sole discretion.  For 2016 and 2015, respectively, $75,000 and $80,000 bonus amounts were awarded.

During 2016, the Company granted stock option awards to Mr. Baltuskonis which are reported in the “Summary Compensation Table” above and in the “Outstanding Equity Awards at Fiscal Year-End Table” below.

Employment Arrangements for Kristine D. Price

Ms. Price has an employment contract, effective July 31, 2014.  Beginning March 1, 2016, Ms. Price’s annual base salary was $235,000, adjusted to $245,000 as of March 1, 2017.  In addition, she has a deferred compensation account established and maintained at CWB for her benefit.  To this account, the Company credited $50,000 on September 1, 2014.  In addition, 1% per month of her annual salary will be credited during the term of her employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB three-year certificate of deposit rate.  No funds in this account will vest prior to the date Ms. Price attains age 65, and normal payments will not commence until such time as Ms. Price attains age 66, whether or not she is employed by the Company.  In the event of a change of control, she will vest 100% of the account balance.

Ms. Price’s contract specifies that, in the event of termination without cause, she would continue to receive salary and benefits plus deferred compensation for a period of three months.  Also, the contract contains a change of control (as defined) clause whereby, if she is terminated within one year following such event, she would be entitled to base salary and benefits for a period of one year.  Ms. Price is also eligible for an annual bonus which is determined by the Board in its sole discretion.  For 2016 and 2015, respectively, $75,000 and $75,000 bonus amounts were awarded.

During 2016, the Company granted stock option awards to Ms. Price which are reported in the “Summary Compensation Table” above and in the “Outstanding Equity Awards at Fiscal Year-End Table” below.

Stock Option Plans

The 2006 Stock Option Plan

On March 23, 2006, the Company’s Board adopted the 2006 Stock Option Plan (2006 Plan) and it was subsequently approved by the shareholders at the 2006 Annual Meeting of Shareholders.  The 2006 Plan expired on March 23, 2016.  At December 31, 2016, the number of shares to be issued upon exercise of outstanding options granted pursuant to the 2006 Plan was 339,375 shares.

The 2014 Stock Option Plan

On March 27, 2014, the Company’s Board adopted the 2014 Stock Option Plan (2014 Plan) and it was subsequently approved by the shareholders at the 2014 Annual Meeting of Shareholders.  The 2014 Plan provides for the issuance of up to 500,000 shares of the Company’s Common Stock to Directors, officers and key employees of the Company and CWB.  At December 31, 2016, the number of shares to be issued upon exercise of outstanding options granted pursuant to the 2014 Plan was 365,550 shares, and the number of shares of Common Stock remaining available for future issuance under the 2014 Plan was 123,750 shares.  See the tables below entitled “Outstanding Equity Awards at Fiscal Year-End” and “Director Compensation Table” for more information regarding options outstanding as of December 31, 2016.

Eligibility.  Full-time employees, officers and Board members of the Company and subsidiaries, including CWB, are eligible to receive awards under the 2014 Plan at the discretion of the Board.

Plan Term.  The 2014 Plan’s term commenced on May 22, 2014 and will terminate on May 22, 2024 (subject to early termination is described herein).

Administration.  The 2014 Plan is administered by the Board, serving as the “Stock Option Committee”, one or more of whom may also be executive officers and therefore may not be deemed to be “independent,” as that term is defined in the listing standards of the NASDAQ Stock Market, LLC.  Members of the Board receive no additional compensation for their administration of the Plans.  Each Director will abstain from approving the grant of any options to themselves.  Options may be granted only to Directors, officers and key employees of the Company and any subsidiary, including CWB.  Subject to the express provisions of the 2014 Plan, the Board is authorized to construe and interpret the 2014 Plan, and make all the determinations necessary or advisable for administration of the 2014 Plan.  The full text of the 2014 Plan is available as Appendix A to the Company’s Amendment No. 1 to Schedule 14A filed with the SEC on May 5, 2014.

Incentive and Non-Qualified Stock Options.  The 2014 Plan provides for the grant of both incentive stock options and non-qualified options.  Incentive stock options are available only to persons who are employees of the Company, and are subject to limitations imposed by applicable sections of the Internal Revenue Code, as amended, including a $100,000 limit on the aggregate fair market value (determined on the date the options are granted) of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 2014 Plan and all other “incentive stock option” plans of the Company).  Any options granted under the 2014 Plan which do not meet the limitations for incentive stock options, or which are otherwise not deemed to be incentive stock options, are deemed “non-qualified.”

Amendment and Termination of the 2014 Plan.  The 2014 Plan, and all stock options previously granted under the 2014 Plan, will terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization, or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options theretofore granted will become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate, unless provision is made for the assumption or substitution thereof.  As a result of these acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.  The Board may at any time suspend, amend or terminate the 2014 Plan, and may, with the consent of the respective optionee, make such modifications to the terms and conditions of outstanding options as it may deem advisable.  Certain amendments to the 2014 Plan may also require shareholder approval if such amendment or modification would: (a) materially increase the number of shares of Common Stock which may be issued under the 2014 Plan; (b) materially increase the number of shares of Common Stock which may be issued at any time under the 2014 Plan to all Directors who are not also officers or key employees of the Company; (c) materially modify the requirements as to eligibility for participation in the 2014 Plan; (d) increase or decrease the exercise price of any option granted under the 2014 Plan; (e) increase the maximum term of options provided for in the 2014 Plan; (f) permit options to be granted to any person who is not an eligible participant; or (g) change any provision of the 2014 Plan which would affect the qualification as an incentive stock option under the 2014 Plan.  The amendment, suspension or termination of the 2014 Plan will not, without the consent of the optionee, alter or impair any rights or obligations under any outstanding option under the 2014 Plan.

Adjustments Upon Changes in Capitalization.  The total number of shares covered by the 2014 Plan and the price, kind and number of shares subject to outstanding options thereunder, will be appropriately and proportionately adjusted if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to CWBC as provided in the 2014 Plan.  Fractional share interests of such adjustments may be accumulated, although no fractional shares of stock will be issued under the 2014 Plan.

Holdings of Outstanding Equity Awards

The following table sets forth certain information, pursuant to SEC rules, regarding stock options outstanding at December 31, 2016 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Charles G. Baltuskonis	3,750		-	-	$12.50	7/26/17
	2,000		-	-	$8.65	2/28/18
	3,750		-	-	$3.995	7/29/18
	2,000		-	-	$3.45	11/20/18
	5,000		-	-	$2.36	4/29/19
	3,750		-	-	$2.35	7/23/19
	5,000		-	-	$3.50	12/16/20
	5,000		-	-	$2.57	9/1/21
	8,000		2,000	-	$3.25	12/13/22
	4,000		6,000	-	$7.19	2/27/24
	2,000	(2)	-	-	$6.6996	3/26/25
	-	(2)	5,000	-	$6.86	3/24/26
Martin E. Plourd	12,000		-	-	$1.95	11/2/21
	16,000		4,000	-	$3.25	12/13/22
	8,000		12,000	-	$7.31	1/30/24
	5,000		20,000	-	$6.6996	3/26/25
	-		25,000	-	$6.86	3/24/26
Kristine D. Price	8,000		12,000	-	$6.59	8/28/24
	1,500		6,000	-	$6.6996	3/26/25
	-		10,000	-	$6.86	3/24/26

(1)
Each option grant generally vests 20% on each anniversary of the grant date except for (2), which vest 100% on the one-year anniversary date.  Each stock option expires 10 years after the date the stock option was granted.

Option Exercises and Stock Vested

The following table sets forth information related to the value received by each Named Executive Officer during 2016 for stock awards that vested, as well as the value realized upon stock option exercises.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Charles G. Baltuskonis	-	-	-	-
Martin E. Plourd	42,300	$244,917	-	-
Kristine D. Price	-	-	-	-

Pension Benefits

Excluding any tax-qualified contribution plan and any nonqualified defined contribution plan, none of the Named Executive Officers or any other key officers participate in any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Treatment of Outstanding Stock Options upon Retirement, Termination or Change of Control

Termination of Employment or Affiliation.  Under the terms of the 2006 and 2014 Plans (Plans), in the event an optionee ceases to be affiliated with the Company or a subsidiary for any reason other than disability, death or termination for cause, the stock options granted to such optionee will expire at the earlier of the expiration dates specified for the options, or 90 days after the optionee ceases to be so affiliated.  During such period after cessation of affiliation, the optionee may exercise the option to the extent it was exercisable as of the date of such termination, and thereafter the option expires in its entirety.  If an optionee’s stock option agreement so provides, and if an optionee’s status as an eligible participant is terminated for cause, the options held by such person will expire 30 days after termination, although the Board may, in its sole discretion, within 30 days of such termination, reinstate the option.  If the option is reinstated, the optionee will be permitted to exercise the option only to the extent, for such time, and upon such terms and conditions as if the optionee’s status as an eligible participant had been terminated for a reason other than cause, disability or death, as described above.

Liquidation or Change of Control.  The Plans, and all stock options previously granted under the Plans, terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options heretofore granted become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate unless provision is made for the assumption or substitution thereof.  As a result of the acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.  All options outstanding at the time of completion of the merger(s) will survive and not become immediately exercisable.

Profit Sharing and 401(k) Plan

The Company has established a 401(k) plan for the benefit of its employees.  Employees are eligible to participate in the plan beginning the first of the month following the successful completion of 30 days of employment, subject to certain limitations.  Each plan year, the Company will make a Safe Harbor non-elective employer contribution on behalf of eligible participants an amount equal to 3% of such eligible participant’s compensation for such plan year.  The Company’s contributions were determined by the Board and amounted to $242,000 in 2016 and $194,000 in 2015.

Directors’ Compensation

CWB’s non-employee Directors are paid for attendance at CWB Board meetings at the rate of $1,400 ($1,700 for the Chairman) for each regular Board meeting and $350 ($450 for Audit Committee Chairman) for each committee meeting.  If a Director attends a meeting by videoconferencing, 100% of the fee is received for committee meetings and 50% of the fee is received for Board meetings.  In 2016, no additional discretionary compensation was awarded to the non-employee Directors.  There were no CWBC Director fees paid during 2016.

The following table sets forth the information concerning the compensation paid to each of the Company’s Directors during 2016.  Compensation paid to Martin E. Plourd, Director, President and Chief Executive Officer of CWBC and CWB, is not included in this table because he was an employee during 2016 and, therefore, received no additional compensation for his service as a Director.

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert H. Bartlein	$36,150	-	-	-	-	-	$36,150
Jean W. Blois	19,300	-	-	-	-	-	19,300
John D. Illgen	22,350	-	-	-	-	-	22,350
James W. Lokey	34,250	-	-	-	-	-	34,250
Shereef Moharram	18,800	-	-	-	-	-	18,800
William R. Peeples	20,550	-	-	-	-	-	20,550
Kirk B. Stovesand	38,300	-	-	-	-	-	38,300

(1)   Outstanding stock options held by each non-employee Director at December 31, 2016 are as follows:  Robert H. Bartlein, 15,000; Jean W. Blois, 25,000; John D. Illgen, 25,000; James W. Lokey, 5,000; Shereef Moharram, 15,000; William R. Peeples, 15,000; Kirk B. Stovesand, 25,000.  Stock options held at December 31, 2016 by Mr. Plourd are included in the table for the Named Executive Officers under the heading entitled “Outstanding Equity Awards at Fiscal Year-End.”

 (2)   Column represents the aggregate grant date fair value of option awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The terms of the 2006 and 2014 Plans are described above in the section entitled “Stock Option Plans.”  Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model.  See the Company’s Annual Report on Form 10-K, at Note 11 to the Company’s Financial Statements for the year ended December 31, 2016.

 Certain Relationships and Related Transactions

Certain Directors and executive officers of the Company, as well as the companies with which such Directors are associated, are customers of and have had banking transactions with CWB in the ordinary course of business.  CWB expects to have such ordinary banking transactions with such persons in the future. In the opinion of CWB management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features.  Although CWB does not have any limits on the aggregate amount it would be willing to lend to Directors and officers as a group, loans to individual Directors and officers must comply with CWB’s internal lending policies and statutory lending limits.

PROPOSAL 2

APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES FROM 20,000,000 SHARES TO 60,000,000 SHARES

General

The Company is currently authorized to issue up to thirty million (30,000,000) shares of which twenty million (20,000,000) shares are Common Stock, no par value, and ten million (10,000,000) shares are Serial Preferred Stock. The Board of Directors recommends your approval of an amendment to the first paragraph of Section (a) of Article IV of the Company’s Second Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock from twenty million (20,000,000) to sixty million (60,000,000).  The proposed amendment is subject to shareholder approval at the Meeting.  If approved by the shareholders, the amendment will become effective upon the filing of a certificate with the California Secretary of State, and the first paragraph of Section (a) of Article IV of the First Amended and Restated Articles of Incorporation will read in its entirety as follows:

(a)          Authorized Capital.  This Corporation is authorized to issue two (2) classes of shares of stock:  one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.”  The total number of shares of stock which this Corporation shall have authority to issue is seventy million (70,000,000), of which sixty million (60,000,000) will be Common Stock, no par value, and ten million (10,000,000) will be Serial Preferred Stock.

The remainder of Article IV will not be altered by this proposed amendment and will remain unchanged.

As of March 27, 2017, there were 8,103,139 shares of the Company’s Common Stock and no shares of preferred stock issued and outstanding.

Reasons for the Proposal

On March 23, 2017, the Board of Directors adopted a resolution setting forth the proposed terms of the amendment to the Company’s Second Amended and Restated Articles of Incorporation and declared it advisable and in the best interests of the Company and its shareholders.  The increase in the number of authorized shares would provide the Board and management with flexibility which may be in the best interests of the Company and its shareholders in achieving future corporate needs and objectives, including, if deemed advisable by the Company’s Board and management, the raising of additional capital, adoption of other employee stock based programs, implementation of a shareholder rights plan and/or achieving other corporate opportunities.  With the limited number of unissued shares currently available for issuance, the Board and management are potentially constrained from pursuing future corporate transactions that may be advisable, without the expense and delays associated with a special shareholder meeting.  Unnecessary expense or delay could be detrimental to the Company and its shareholders if and when the Board and management determine to effect any transactions.  If this proposal is approved, any or all of the authorized shares could be issued without any further shareholder action, unless approval is required by the Company’s Articles of Incorporation, applicable law, or regulatory authorities.  If this proposal is not approved, the Company believes that it may be severely hindered in any effort to raise additional funds and potentially constrained from pursuing future corporate transactions that may be beneficial to the Company.

Upon issuance, the additional shares of Common Stock would have rights identical to the currently outstanding shares of Common Stock.  Adoption of the amendment to the Company’s Articles of Incorporation alone, without further action by the Board of Directors, would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders.

To the extent that the additional authorized shares of Common Stock are issued in the future, they may decrease existing shareholders’ percentage equity ownership, could be dilutive to the voting rights of existing shareholders and, depending on the price at which they are issued, have a negative effect on the market price of the Common Stock.

Current shareholders have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of Common Stock to maintain their proportionate ownership thereof.

The Company could also use the additional shares of Common Stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so.  The Company cannot provide any assurance that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock.

The amendment to the Articles of Incorporation is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any agreement or in the Articles of Incorporation or the Bylaws of the Company.  However, the Company’s shareholders should note that the availability of additional authorized and unissued shares could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming.  The Company could use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company.  Although this proposal has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

If the shareholders approve this proposal, the Company intends to file the certificate of amendment to the Articles of Incorporation with the California Secretary of State immediately after the Annual Meeting.

Required Vote

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to approve this proposal.  Abstentions and broker non-votes will have the effect of a vote against this amendment.

Board Recommendation

The Board of Directors recommends a vote “FOR” this proposal to amend the Articles of Incorporation to increase the authorized number of shares of Common Stock from twenty million (20,000,000) to sixty million (60,000,000) shares.

PROPOSAL 3

AMENDMENT OF THE 2014 STOCK OPTION PLAN TO INCREASE THE NUMBER OF AVAILABLE SHARES

General

At the Meeting, the shareholders are being asked to approve an amendment to the Company's 2014 Stock Option Plan (2014 Plan) to increase the number of shares of Common Stock reserved for issuance under the 2014 Plan, and the number of shares of Common Stock for which options may be granted, by 250,000 to 750,000 shares.

The purpose of the 2014 Plan is to advance the interests of the Company by providing selected key employees and the Directors of the Company and its subsidiaries with the opportunity to acquire shares of Common Stock.  By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees and Directors of the Company to promote the success of the business, as measured by the value of its shares, and to increase the commonality of interests among key employees, Directors and other shareholders.

The proposed amendment is reflected in the Amended and Restated 2014 Stock Option Plan attached hereto as Appendix B.

Reasons for the Amendment

As of December 31, 2016, options to purchase 357,800 shares were outstanding to key employees and directors of the Company and the Bank and, net of options exercised, only 123,750 shares remain available for issuance under the 2014 Plan. The Board of Directors believes that this number of shares is inadequate to permit the Company to appropriately compensate employees, officers and directors in coming years.

The Board of Directors believes that the availability of a stock based compensation program intended to provide directors and key employees with at least a moderate portion of their overall compensation package, and that will enable them to participate in the growth and prosperity of the Company as reflected in the stock price, is necessary in order to attract and retain high caliber directors, officers and employees in key positions. The Board of Directors also believes that such a plan is necessary to align the interests of such persons with the interests of the Company's stockholders, which will increase their incentive to improve the Company's performance. As such, the Board of Directors believes that the authorization of additional shares for issuance under the 2014 Plan is necessary in order to permit the Company's continued growth and profitability.

If the amendment to the 2014 Plan is approved, the total number of shares that will be available for issuance under the 2014 Plan will be increased by 250,000 shares to 373,750 shares or 4.41% of the outstanding Common Stock assuming the exercise of those Options and 8.28% of the Common Stock assuming the exercise of all Options (based on information as of December 31, 2016).

A more detailed discussion of the current plan is set forth in the section “EXECUTIVE COMPENSATION - The 2014 Stock Option Plan,” above.

Federal Income Tax Consequences

Certain stock options granted under the 2014 Plan are intended to be “incentive stock options” as defined in Section 422 of the Code.  No income will be recognized by the optionee, and no deduction will be allowed to CWBC, by reason of the grant or exercise of an incentive stock option.  However, the excess of the fair market value of the shares at the time of exercise over the option exercise price will be treated as a preference item for purposes of the alternative minimum tax.  If the optionee does not dispose of the shares of the Common Stock received upon exercise of an incentive stock option by payment in cash within two years from the date of the grant of the option or within one year after the transfer of the shares to the optionee, any gain realized by the optionee upon such disposition of the shares will be long-term capital gain.  No deduction will be available to CWBC upon such disposition by the optionee.  However, if the optionee disposes of such shares within the two year period from the date of the grant of the option or within the one year period from the transfer of the shares, gain realized by the optionee upon such disposition will be ordinary income to the extent that the value of the shares received at the date of exercise of the option exceeds the price paid for such shares by the optionee.  Such ordinary income will be recognized by the optionee for the tax year in which the optionee disposes of the shares, and CWBC will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee for the tax year of CWBC in which the optionee recognizes such ordinary income, provided that applicable income tax withholding requirements are satisfied.  Gain realized in excess of such ordinary income will be capital gain.  Such capital gain will be long-term or short-term depending upon whether the shares are held for more than 12 months prior to the date of disposition.  If the optionee disposes of the shares within either the two-year period from the date of grant of the option, or within one year after the transfer of the shares, any ordinary income recognized by the optionee will not exceed the gain realized on such disposition by the optionee.  If the optionee disposes of shares of Common Stock received upon exercise of an option at a loss, such loss will be a capital loss, long-term or short-term depending upon whether the shares are held for more than one year prior to the date of disposition.

The optionee's basis in shares of Common Stock acquired upon the exercise of an incentive stock option by the transfer to CWBC of its Common Stock already owned by the optionee is determined by substituting the optionee's basis in the shares of Common Stock transferred to CWBC to exercise the option to an equivalent number of shares of its Common Stock acquired upon the exercise of the option (Substituted Common Stock).  The basis of the remainder, if any, of the shares of Common Stock received upon exercise of the option (Non-Substituted Common Stock) will be zero.  The Substituted Common Stock will have a holding period which, for purposes of computing whether capital gain or loss is long or short term, includes the holding period of the shares of previously owned Common Stock.  The Non-Substituted Common Stock will have a holding period which begins on the date such shares are received.  If the optionee does not dispose of the shares of the Common Stock received upon exercise of an incentive stock option within two years from the date of the grant of the option or within one year after the transfer of the shares to the optionee, any gain realized by the optionee upon the disposition of the shares will be long-term capital gain.  No deduction will be available to CWBC upon such disposition by the optionee.  However, if the optionee disposes of such shares within the two-year period from the date of the grant of the option or within the one-year period from the transfer of the shares, the optionee will be treated as disposing of the shares having the lowest basis.  Any gain realized by the optionee upon such disposition will be ordinary income to the extent that the value of the shares received at the date of exercise of the option exceeds the amount paid for such shares.  The amount paid for Substituted Common Stock will be its fair market value on the date of exercise.  The amount paid for Non-Substituted Common Stock will be its basis.  Such ordinary income will be recognized by the optionee for the tax year in which the optionee disposes of the shares and CWBC will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee for the tax year of CWBC in which the optionee recognizes such ordinary income, provided that applicable income tax withholding requirements are satisfied.  Gain realized in excess of such ordinary income will be capital gain.  Such capital gain will be long-term or short-term depending upon whether the shares disposed of were held for more than 12 months prior to the date of disposition taking into account the substituted holding period of any Substituted Common Stock.  If the optionee disposes of the shares within either the two-year period from the date of grant of the option, or within one year after the transfer of the shares, any ordinary income recognized by the optionee will not exceed the gain realized on such disposition by the optionee.  If the optionee disposes of shares of Common Stock received upon exercise of an option at a loss, such loss will be a capital loss, long-term or short-term depending upon whether the shares are held for more than one year prior to the date of disposition, taking into account the substituted holding period of any Substituted Common Stock.

The aggregate fair market value (determined at the time the options are granted) of the stock with respect to which incentive stock options are exercisable by an individual for the first time in any calendar year may not exceed $100,000.  The 2014 Plan provides that outstanding options may become fully vested and exercisable in the event of a merger or consolidation of CWBC as a result of which CWBC is not the surviving corporation or upon the sale of all or substantially all of the property of CWBC, unless the 2014 Plan is continued and the outstanding options are neither assumed nor replaced with new options.  If, as a result of this provision of the 2014 Plan, the amount of options which become exercisable by an optionee for the first time in any year exceeds the $100,000 limit, the amount of options exceeding the $100,000 limit will not be treated as incentive stock options.

If options cease to be treated as incentive stock options, such options will be treated as non-qualified stock options.  If such options, or any stock options originally intended to be non-qualified stock options, are exercised, the excess of the fair market value of the acquired shares at the time of exercise over the option exercise price will be treated as ordinary income to the optionee in the year of exercise.

Upon exercise of a stock option other than an incentive stock option by a cash payment, the optionee's basis in the shares of Common Stock received will be the sum of the option exercise price and the amount of ordinary income recognized by the optionee from the exercise of the stock option.  The optionee's holding period in the shares of Common Stock received will begin on the date received.  Upon exercise of such a stock option by transfer of shares of Common Stock already owned by the optionee, under Internal Revenue Service Revenue Ruling 80-244, the optionee will be deemed to have received an equivalent number of shares of Common Stock in a non-taxable exchange (Substituted Common Stock) and the remainder, if any, of the shares of Common Stock will be deemed to have been received in a taxable transaction (Non-Substituted Common Stock). The optionee's basis in the Substituted Common Stock will be the same as his basis in the previously owned shares, and his holding period will include the holding period of the previously owned shares.  The optionee's basis in the Non-Substituted Common Stock will be the same as the amount of ordinary income recognized by the optionee.  The Non-Substituted Common Stock will have a holding period which begins on the date when it is received.

On the disposition of shares of Common Stock received upon exercise of a stock option other than an incentive stock option, the difference between the amount realized and the optionee's basis in the shares will be a long-term or short-term capital gain (or loss) depending on whether the optionee's holding period for the shares is more than 12 months prior to their disposition.

CWBC will be entitled to claim a deduction at the same time and in the same amount as income is recognized by the optionee exercising a stock option other than an incentive stock option.  No income will be recognized by the optionee, and no deduction (in the year of the grant) shall be allowable to CWBC, by reason of the grant of non-qualified stock options.

Certain Information Concerning All Options

In addition to the foregoing, federal tax law provides for an excise tax of 20% and the disallowance of a deduction to a corporation for compensation to its employees, officers, shareholders and others that results in an “excess parachute payment” within the meaning of Code Section 280G(b).  If such a person is granted an incentive stock option and there is a change of control, the incentive stock option may be considered in the determination of whether an excess parachute payment has been made.

Long-term capital gains and losses are derived from the sales and exchanges of capital assets held for more than twelve months.  Under The Jobs and Growth Tax Relief Reconciliation Act of 2003, for taxable years beginning before January 1, 2009, generally the maximum rate of tax on net capital gain of a non- corporate taxpayer is 15%.  In addition, any net capital gain which otherwise would have been taxed at a 10% or 15% rate generally is taxed at a 5% rate (zero for taxable years beginning after 2007).  For taxable years beginning after December 31, 2008, generally the rates on net capital gain are scheduled to revert to 20% and 10%, respectively.  Any gain from the sale or exchange of property held more than five years that would otherwise be taxed at the 10% rate is taxed at an 8% rate.  Any gain from the sale or exchange of property held more than five years and the holding period for which began after December 31, 2000, which would otherwise be taxed at a 20% rate will be taxed at an 18% rate.  If the capital asset was held for less than twelve months, any resulting gain will be taxed at ordinary income rates.

The specific state tax consequences to each optionee under the 2014 Plan may vary, depending upon the laws of the various states and the individual circumstances of each optionee.  It is suggested that each optionee consult his or her personal tax advisor regarding both the federal and state tax consequences of the grant and exercise of options.

Benefits to Named Executive Officers and Others

Set forth below is a table that shows stock option grants pursuant to the 2014 Plan in fiscal year 2016.  Future benefits to be received by a person or group under the 2014 Plan as proposed to be amended are not fully determinable at this time and will depend on individual and corporate performance and other determinations to be made by the Stock Option Committee.

Total Number of Options Awarded in 2016 under the 2014 Plan
Charles G. Baltuskonis	5,000
Martin E. Plourd	25,000
Kristine D. Price	10,000
All Executive Officers as a Group	66,000
All Non-Executive Directors as a Group	-
All Non-Executive Officer Employees as a Group	90,500

Vote Required

 The proposed amendment to the 2014 Plan to increase the number of shares of Common Stock reserved for issuance under the plan, and the number of shares of Common Stock for which options may be granted, by 250,000 to an aggregate of 750,000 shares will become effective upon approval by a majority of the shares of Common Stock represented and voting at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO AMEND  THE 2014 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN, AND THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED, BY 250,000 TO AN AGGREGATE OF 750,000.

PROPOSAL 4

RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of its Audit Committee, has ratified the appointment of RSM US LLP (RSM) to serve as its independent auditors for the fiscal year ending December 31, 2017.  Representatives from RSM are expected to be present at the Meeting.  The Company will afford the representatives an opportunity to make a statement, should they desire to do so, and expect that the representatives will be available to respond to appropriate questions.

The Board of Directors is requesting that the Company's shareholders ratify the appointment of RSM as the Company's independent auditors for 2017.  Although ratification is not required by the Company's Bylaws or otherwise, the Board of Directors is submitting the appointment of RSM to the shareholders for ratification because the Board of Directors values the shareholders' views on the Company's independent auditors and as a matter of good corporate practice.  In the event that the shareholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent auditor, subject to ratification by the Board of Directors, at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF RSM US LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Audit Fees

During the years ended December 31, 2016 and 2015, respectively, the aggregate fees billed by RSM for the audit of the Company’s consolidated financial statements for such fiscal year and for the review of the Company’s interim financial statements was $216,000 and $199,000.  This amount includes fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.  Expenses included were billed from January through December of the fiscal year, notwithstanding when the expenses were incurred.

During the years ended December 31, 2016 and 2015, respectively, the aggregate fees billed by the previous auditor, EY for the audit of the Company’s consolidated financial statements for such fiscal year and for the review of the Company’s interim financial statements was $10,500 and $12,000.  These amounts include fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.  Expenses included were billed from January through December of the fiscal year, notwithstanding when the expenses were incurred.

Audit-Related Fees

During the year ended December 31, 2015, $19,000 was billed by EY for audit-related services.  The fees related to a Registration Statement on Form S-8 related to the Company’s Stock Option Plan filed with the SEC.

Tax Fees

During the years ended December 31, 2016 and 2015, the aggregate fees billed by RSM for professional services related to recurring state and federal tax preparation, compliance and consulting were $26,000 and $3,000.

During the year ended December 31, 2015, the aggregate fees billed by EY for professional services related to recurring state and federal tax preparation, compliance and consulting were $49,000.

All Other Fees

During the years ended December 31, 2016 and 2015, there were no fees billed by RSM for any other products or services provided that are not otherwise disclosed above.

The Audit Committee of the Company reviewed and discussed with RSM whether the rendering of the non-audit services provided by them to the Company during fiscal 2016 was compatible with their independence.  The Audit Committee pre-approves all audit and permissible non-audit services to be provided by RSM and the estimated fees for these services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent auditor.  These services may include audit, audit-related, tax and other services.  Pre-approval is generally provided for up to one year and is detailed as to a particular service or category of service.  The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with the pre-approval and the fees for services performed to date.  All services performed by RSM or EY for which fees were billed to the Company during the years ended December 31, 2016 and 2015 as disclosed herein were approved by the Audit Committee pursuant to the procedures outlined herein.  All of the services of RSM in auditing the Company’s Financial Statements for the year ended December 31, 2016 were performed by RSM or its full-time, permanent employees.

2018 SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the Proxy Statement for the Company’s 2018 Annual Meeting of Shareholders (2018 Meeting) must be received by the Company at its offices at 445 Pine Avenue, Goleta, California 93117, no later than December 13, 2017.  The proposals must also satisfy the conditions and procedures prescribed by the Company’s Bylaws and by the SEC in Rule 14a-8 for such proposals to be included in the Company’s Proxy Statement for the 2018 Meeting, and must be limited to 500 words.  To be included in the Proxy Statement, the shareholder must be a holder of record or beneficial owner of at least $2,000 in market value or 1% of the Company’s securities entitled to be voted on the proposal, and have held the shares for at least one year and will continue to hold the shares through the date of the 2018 Meeting.  Either the proposer, or a representative qualified under California law to present the proposal on the proposer’s behalf, must attend the meeting to present the proposal.  Shareholders may not submit more than one proposal.

The SEC has in effect a rule governing a company's ability to use discretionary proxy authority with respect to proposals that were not submitted in time to be included in the Proxy Statement (i.e., outside the processes of Rule 14a-8 as described in the preceding paragraph).  As a result, in the event a proposal is not submitted to the Company prior to February 22, 2018, and the proxy materials delivered in connection with the 2018 Meeting contain a statement conferring discretionary authority to the Proxyholders of the Company (similar to the statement set forth in the third paragraph of this Proxy Statement), the proxies solicited by the Board for the 2018 Annual Meeting will confer discretionary authority to the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is received by the Company after February 22, 2018.

Whether or not you intend to be present at the Meeting, you are urged to return your Proxy promptly.  If you are then present at the Meeting and wish to vote your shares in person, your original Proxy may be revoked by voting at the Meeting.  However, if you are a shareholder whose shares are not registered in your own name, you will need the Proxy obtained from your recordholder to vote personally at the Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder), Directors and persons who own more than ten percent of the Common Stock to file reports of stock ownership and changes in stock ownership with the SEC.  The officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of all reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the last year its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, the Company will deliver promptly a separate copy of the Proxy Statement and the Annual Report on Form 10-K to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (805) 692-5821.

PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Proxy Materials described herein and the 2016 Annual Report on Form 10-K, as filed with the SEC, are available upon request to: Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (800) 569-2100, e-mail: cbaltuskonis@communitywestbank.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2017

This Proxy Statement, the proxy card, the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and directions to the location of the Annual Meeting, are available on the Company's website at www.communitywest.com.

By Order of the Board of Directors,

COMMUNITY WEST BANCSHARES

William R. Peeples, Chairman of the Board

Dated:  April 10, 2017
Goleta, California

APPENDIX A
Community West Bancshares
COMPENSATION COMMITTEE CHARTER
 (November 17, 2016)

Purpose

The primary purpose of the Compensation Committee (Committee) is to aid the Board of Directors (Board) in discharging its responsibilities relating to the compensation of the Company’s executive officers, including the Chief Executive Officer.  The Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs.  The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

Membership

The Committee shall be composed of at least three (3) members of the Board each of whom shall: (a) meet the independence requirements per listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board; and (b) qualify as “nonemployee directors” as defined in Section 16 of the Securities Exchange Act of 1934.

The members of the committee shall be appointed by the Board of Directors.

Structure and Meetings

The Chairperson of the Committee will preside at each meeting of the Committee and in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The CEO may not be present during voting or deliberations on the CEO’s compensation.

Duties and Responsibilities

The Committee shall have the duties, responsibilities and authority to:

1.
Annually review and determine (i) the annual compensation, including salary, bonus, incentive and other compensation of the chief executive officer, (ii) approve corporate goals and objectives relevant to compensation of the chief executive officer, and (iii) evaluate performance in light of these goals and objectives, approve compensation in accordance therewith and provide a report thereon to the Board.

2.	Annually review the amounts and terms of base salary, incentive compensation and all other forms of compensation for the Company’s executive officers, and report the Committee’s findings to the Board.

3.
Assess bank compensation programs including bonus and incentive plans for risk that may materially affect the long‐ term viability of the Bank.  Risk management practices should include an assessment of the internal control environment surrounding the compensation programs, ensure the review and approval process is evident and the documentation is adequate to support the results and contains appropriate clawback provisions.

i.	This annual risk assessment will be conducted by the Chief Risk Officer who will then provide documentation supporting his/her recommendations to the committee.

4.
Review executive officer compensation in reference to Section 162(m) of the Internal Revenue Code, as it may be amended from time to time, and any other applicable laws, rules and regulations.  This review may be conducted by external compensation consultants as deemed appropriate by the committee.

5.
Annually review and make recommendations to the Board with respect to incentive based compensation plans and equity based plans.  Establish criteria for the terms of awards granted to participants under such plans.  Grant awards in accordance with such criteria and exercise all authority granted to the Committee under such plans, or by the Board in connection with such plans.

6.	Recommend to the Board the compensation for directors (including retainer, committee and committee chair fees, stock options and other similar items, as appropriate).

7.	Establish and approve policy on employment agreements, severance arrangements and change in control agreements and provisions, as well as any special supplemental benefits.

8.	Conduct an annual review of the Compensation Committee’s performance, periodically assess the adequacy of its charter and recommend changes to the Board as needed.

9.
Retain, at the expense of the Bank, compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

10.
Perform any other activities consistent with this Charter, the Company’s By‐laws and governing law as the Committee or the Board deem appropriate. Delegate responsibility to subcommittees of the Committee as necessary or appropriate.  Regularly report to the Board on the Committee’s activities.

COMPENSATION PHILOSOPHY

The policies and underlying philosophy governing the Bank’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following:

•	Maintain a compensation program that is equitable in a competitive marketplace.

•	Provide opportunities that integrate pay with the Bank's annual and long‐term performance.

•	Encourage achievement of strategic objectives and creation of shareholder value.

•	Recognize and reward individual initiative and achievements.

•	Maintain an appropriate balance between base salary and incentive compensation.

•	Allow the Bank to attract, retain, and motivate talented executives.

The Compensation Committee seeks to target executive compensation at levels that the Compensation Committee believes to be consistent with others in the banking industry. Bank Compensation Surveys, including but not limited to, the California Bankers Association Compensation and Benefits Survey as well as independent Executive Compensation Consultants survey data will be utilized on an annual basis to determine current trends in the market. In general, the Bank will pay base salaries to the executive officers that are on average, at the 50th percentile of other comparable banks in the regional market. If an executive is experienced; high performing; or brings a specific knowledge base to the organization, the Bank may compensate the executive at the upper quartile (75th percentile) of market. In addition to base salary, the following will be considered part of the compensation package for the executive officers.

•
Annual Incentives: Executive officers are eligible to participate in a cash‐based annual incentive plan as approved by the Board. The annual incentive plan will provide competitive cash incentives at the 50th percentile of market when target performance goals are achieved. When target performance goals are exceeded, the plan will provide additional payout levels that move total cash compensation to the 75th percentile of market.

•
Long‐Term Incentives: Executive officers are eligible to participate in long‐term incentive plans as approved by the Board. The long‐term incentive plans will utilize incentive stock options or restricted stock to reward executives for the long‐term performance of the Bank. The value of any long‐term incentive grants are designed to move total compensation for the Executive officers to the 50th percentile of market when performance expectations are met and to the 75th percentile of market when performance expectations are exceeded.

•
Executive Benefits: Executive officers are eligible to participate in all welfare and benefit programs offered to employees. In addition, executives are eligible for non‐qualified deferred compensation, bank provided automobile or automobile reimbursement, club memberships and any other executive perquisite as approved by the Board.

APPENDIX B
Community West Bancshares
2014 STOCK OPTION PLAN
Adopted by the Board of Directors on March 27, 2014
 (Amended and Restated on March 23, 2017)

1.             Purpose

The purpose of the Community West Bancshares 2014 Stock Option Plan (2014 Plan) is to strengthen Community West Bancshares (“Company) and those banks and corporations which are or hereafter become subsidiary corporations (Subsidiary or Subsidiaries) by providing additional means of attracting and retaining competent managerial personnel and by providing to participating Directors, officers and key employees added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company and any Subsidiaries.  The 2014 Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such Directors, officers and key employees may purchase shares of the Common Stock of the Company pursuant to Stock Options granted in accordance with this Plan.

Stock Options granted pursuant to this Plan are intended to be Incentive Stock Options or Non-Qualified Stock Options, as shall be determined and designated by the Stock Option Committee upon the grant of each Stock Option hereunder.

2.             Definitions

For the purposes of this Plan, the following terms shall have the following meanings:

(a)          “Affiliation” or “affiliated.”  For purposes of Sections 10, 11, 12, 13 and 14 hereof, these terms shall mean service as a Director of the Company or any Subsidiary.

(b)          "Common Stock."  This term shall mean shares of the Company's common stock, no par value, subject to adjustment pursuant to Section 15 (Adjustment Upon Changes in Capitalization) hereunder.

(c)           "Company."  This term shall mean Community West Bancshares, a California corporation.

(d)          “Eligible Participants."  This term shall mean: (i) all Directors of the Company or any Subsidiary; (ii) all officers (whether or not they are also Directors) of the Company or any Subsidiary; and (iii) all key employees (as such persons may be determined by the Stock Option Committee from time to time) of the Company or any Subsidiary, provided that such officers and key employees have a customary work week of at least forty hours in the employ of the Company or a Subsidiary.

(e)          "Fair Market Value."  This term shall mean the fair market value of the Common Stock as determined in accordance with any reasonable valuation method selected by the Stock Option Committee, including the valuation methods described in Treasury Regulations Section 20.2031-2.

(f)           "Incentive Stock Option."  This term shall mean a Stock Option which is an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

(g)          "Non-Qualified Stock Option."  This term shall mean a Stock Option which is not an Incentive Stock Option.

(h)         “Option Shares."  This term shall mean Common Stock covered by and subject to any outstanding unexercised Stock Option granted pursuant to this Plan.

(i)            "Optionee."  This term shall mean any Eligible Participant to whom a Stock Option has been granted pursuant to this Plan, provided that at least part of the Stock Option is outstanding and unexercised.

(j)            "Plan."  This term shall mean the Community West Bancshares 2014 Stock Option Plan as embodied herein and as may be amended from time to time in accordance with the terms hereof and applicable law.

(k)          "Stock Option."  This term shall mean the right to purchase a specified number of shares of Common Stock under this Plan, at a price and upon the terms and conditions determined by the Stock Option Committee.

(l)           "Stock Option Committee."  The Board of Directors of the Company may select and designate a Stock Option Committee consisting of three or more Directors of the Company, having full authority to act in the matter.  Regardless of whether a Stock Option Committee is selected, the Board of Directors of the Company may act as the Stock Option Committee and any action taken by said Board as such shall be deemed to be action taken by the Stock Option Committee.  All references in the Plan to the "Stock Option Committee" shall be deemed to refer to the Board of Directors of the Company acting as the Stock Option Committee and to a duly appointed Stock Option Committee, if there be one.  In the event of any conflict between action taken by the Board acting as a Stock Option Committee and action taken by a duly appointed Stock Option Committee, the action taken by the Board shall be controlling and the action taken by the duly appointed Stock Option Committee shall be disregarded.

(m)         "Subsidiary."  This term shall mean each "subsidiary corporation" (treating the Company as the employer corporation) as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

3.             Administration

(a)          Stock Option Committee.  This Plan shall be administered by the Stock Option Committee.  The Board of Directors of the Company shall have the right, in its sole and absolute discretion, to remove or replace any person from or on the Stock Option Committee at any time for any reason whatsoever.

(b)          Administration of the Plan.  Any action of the Stock Option Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or pursuant to the unanimous written consent, of its members.  Any such action taken by the Stock Option Committee in the administration of this Plan shall be valid and binding, so long as the same is not inconsistent with the terms and conditions of this Plan. Subject to compliance with the terms, conditions and restrictions set forth in this Plan, the Stock Option Committee shall have the exclusive right, in its sole and absolute discretion, to establish the terms and conditions of all Stock Options granted under the Plan, including, without meaning any limitation, the power to:  (i) establish the number of Stock Options, if any, to be granted hereunder, in the aggregate and with regard to each Eligible Participant; (ii) determine the time or times when such Stock Options, or parts thereof, may be exercised; (iii) determine and designate which Stock Options granted under the Plan shall be Incentive Stock Options and which shall be Non-Qualified Stock Options; (iv) determine the Eligible Participants, if any, to whom Stock Options are granted; (v) determine the duration and purposes, if any, of leaves of absence which may be permitted to holders of unexercised, unexpired Stock Options without such constituting a termination of employment under the Plan; and (vi) prescribe and amend the terms, provisions and form of each instrument and agreement setting forth the terms and conditions of every Stock Option granted hereunder.

(c)          Decisions and Determinations.  Subject to the express provisions of the Plan, the Stock Option Committee shall have the authority to construe and interpret this Plan, to define the terms used herein, to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for administration of the Plan.  Determinations of the Stock Option Committee on matters referred to in this Section 3 shall be final and conclusive so long as the same are not inconsistent with the terms of this Plan.

4.             Shares Subject to the Plan

Subject to adjustments as provided in Section 15 hereof, the maximum number of shares of Common Stock which may be issued upon exercise of all Stock Options granted under this Plan is limited to Seven Hundred Fifty Thousand (750,000) in the aggregate, each of which may be issued as Incentive Stock Options.  If any Stock Option shall be canceled, surrendered or expire for any reason without having been exercised in full, the unpurchased Option Shares represented thereby shall again be available for grants of Stock Options under this Plan.

5.             Eligibility

Only Eligible Participants shall be eligible to receive grants of Stock Options under this Plan.

6.             Grants of Stock Options

(a)          Grant.  Subject to the express provisions of the Plan, the Stock Option Committee, in its sole and absolute discretion, may grant Stock Options to Eligible Participants for a number of Option Shares, at the price(s) and time(s), and on the terms and conditions as it deems advisable and specifies in the respective grants; provided, however, that such grants shall vest at least at the rate of twenty percent (20%) annually over five (5) years from the date of grant.  The terms upon which and the times at which, or the periods within which, the Option Shares subject to such Stock Options may become acquired or such Stock Options may be acquired and exercised shall be as set forth in the Plan and the related Stock Option Agreements.  Subject to the limitations and restrictions set forth in the Plan, an Eligible Participant who has been granted a Stock Option may, if otherwise eligible, be granted additional Stock Options if the Stock Option Committee shall so determine.  The Stock Option Committee shall designate in each grant of a Stock Option whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.

(b)          Date of Grant and Rights of Optionee.  The determination of the Stock Option Committee to grant a Stock Option shall not in any way constitute or be deemed to constitute an obligation of the Company, or a right of the Eligible Participant who is the proposed subject of the grant, and shall not constitute or be deemed to constitute the grant of a Stock Option hereunder unless and until both the Company and the Eligible Participant have executed and delivered to the other a Stock Option Agreement in the form then required by the Stock Option Committee as evidencing the grant of the Stock Option, together with such other instrument or instruments as may be required by the Stock Option Committee pursuant to this Plan; provided, however, that the Stock Option Committee may fix the date of grant as any date on or after the date of its final determination to grant the Stock Option (or if no such date is fixed, then the date of grant shall be the date on which the determination was finally made by the Stock Option Committee to grant the Stock Option), and such date shall be set forth in the Stock Option Agreement.  The date of grant as so determined shall be deemed the date of grant of the Stock Option for purposes of this Plan.

(c)           Shareholder-Employees.  A Stock Option granted hereunder to an Eligible Participant who is also an officer or key employee of the Company or any Subsidiary, who owns, directly or indirectly, at the date of the grant of the Stock Option, more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or a Subsidiary (if permitted in accordance with the provisions of Section 5 herein) shall not qualify as an Incentive Stock Option unless:  (i) the purchase price of the Option Shares subject to said Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Option Shares, determined as of the date said Stock Option is granted; and (ii) the Stock Option by its terms is not exercisable after five (5) years from the date that it is granted.  The attribution rules of Section 424(d) of the Internal Revenue Code of 1986, as amended, shall apply in the determination of indirect ownership of stock.

(d)          Maximum Value of Stock Options.  No grant of Incentive Stock Options hereunder may be made when the aggregate Fair Market Value of Option Shares with respect to which Incentive Stock Options (pursuant to this Plan or any other Incentive Stock Option Plan of the Company or any Subsidiary) are exercisable for the first time by the Eligible Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000).

(e)           Substituted Stock Options.  If all of the outstanding shares of common stock of another corporation are changed into or exchanged solely for the Common Stock in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, applies, then, subject to the approval of the Board of Directors of the Company, Stock Options under the Plan may be substituted (Substituted Options) in exchange for valid, unexercised and unexpired stock options of such other corporation.  Substituted Options shall qualify as Incentive Stock Options under the Plan, provided that (and to the extent) the stock options exchanged for the Substituted Options were Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

(f)           Non-Qualified Stock Options.  Stock Options and Substituted Options granted by the Stock Option Committee shall be deemed Non-Qualified Stock Options under this Plan if they:  (i) are designated at the time of grant as Incentive Stock Options but do not so qualify under the provisions of Section 422 of the Code or any regulations or rulings issued by the Internal Revenue Service for any reason; (ii) are not granted in accordance with the provisions of Section 6(c); (iii) are in excess of the fair market value limitations set forth in Section 6(d); (iv) are granted to an Eligible Participant who is not an officer or key employee of the Company or any Subsidiary; or (v) are designated at the time of grant as Non-Qualified Stock Options.  Non-Qualified Stock Options granted or substituted hereunder shall be so designated in the Stock Option Agreement entered into between the Company and the Optionee.

7.             Stock Option Exercise Price

(a)          Minimum Price.  The exercise price of any Option Shares shall be determined by the Stock Option Committee, in its sole and absolute discretion, upon the grant of a Stock Option.  Except as provided elsewhere herein, said exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock represented by the Option Shares on the date of grant of the related Stock Option.

(b)          Substituted Options.  The exercise price of the Option Shares subject to each Substituted Option may be fixed at a price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time such Substituted Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation for which it was exchanged immediately before substitution, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock.

(c)          Ten Percent Shareholder-Employees.  Notwithstanding the provisions of Section 7(a) or Section 7(b), the exercise price of any Option Shares granted hereunder to an Eligible Participant who is an officer or key employee of the Company or any Subsidiary, and owns, directly or indirectly, at the date of the grant of the Stock Option, more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or a Subsidiary (if permitted in accordance with the provisions of Section 5 herein), that is intended to qualify as an Incentive Stock Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the Option Shares, determined as of the date said Stock Option is granted.

8.             Exercise of Stock Options

(a)          Exercise.  Except as otherwise provided elsewhere herein, each Stock Option shall be exercisable in such increments, which need not be equal, and upon such contingencies as the Stock Option Committee shall determine at the time of grant of the Stock Option; provided, however, that if an Optionee shall not in any given period exercise any part of a Stock Option which has become exercisable during that period, the Optionee's right to exercise such part of the Stock Option shall continue until expiration of the Stock Option or any part thereof as may be provided in the related Stock Option Agreement.  No Stock Option or part thereof shall be exercisable except with respect to whole shares of Common Stock, and fractional share interests shall be disregarded except that they may be accumulated.

(b)         Prior Outstanding Incentive Stock Options.  Incentive Stock Options granted (or substituted) to an Optionee under the Plan may be exercisable while such Optionee has outstanding and unexercised any Incentive Stock Option previously granted (or substituted) to him or her pursuant to this Plan or any other Incentive Stock Option Plan of the Company or any Subsidiary.  An Incentive Stock Option shall be treated as outstanding until it is exercised in full or expires by reason of lapse of time.

(c)          Notice and Payment.  Stock Options granted hereunder shall be exercised by written notice delivered to the Company specifying the number of Option Shares with respect to which the Stock Option is being exercised, together with concurrent payment in full of the exercise price as hereinafter provided.  If the Stock Option is being exercised by any person or persons other than the Optionee, said notice shall be accompanied by proof, satisfactory to the counsel for the Company, of the right of such person or persons to exercise the Stock Option.  The Company's receipt of a notice of exercise without concurrent receipt of the full amount of the exercise price shall not be deemed an exercise of a Stock Option by an Optionee, and the Company shall have no obligation to an Optionee for any Option Shares unless and until full payment of the exercise price is received by the Company and all of the terms and provisions of the Plan and the related Stock Option agreement have been fully complied with.

(d)          Payment of Exercise Price.  The exercise price of any Option Shares purchased upon the proper exercise of a Stock Option shall be paid in full at the time of each exercise of a Stock Option in cash (or bank, cashier's or certified check) and/or, with the prior written approval of the Stock Option Committee at or before the time of exercise, in Common Stock of the Company which, when added to the cash payment, if any, which has an aggregate Fair Market Value equal to the full amount of the exercise price of the Stock Option, or part thereof, then being exercised.  Payment by an Optionee as provided herein shall be made in full concurrently with the Optionee's notification to the Company of his intention to exercise all or part of a Stock Option.  If all or any part of a payment is made in shares of Common Stock as heretofore provided, such payment shall be deemed to have been made only upon receipt by the Company of all required share certificates, and all stock powers and all other required transfer documents necessary to transfer the shares of Common Stock to the Company.

(e)           Minimum Exercise.  Not less than ten (10) Option Shares may be purchased at any one time upon exercise of a Stock Option unless the number of shares purchased is the total number which remains to be purchased under the Stock Option.

(f)           Compliance With Law.  No shares of Common Stock shall be issued upon exercise of any Stock Option, and an Optionee shall have no right or claim to such shares, unless and until:  (i) payment in full as provided hereinabove has been received by the Company; (ii) in the opinion of the counsel for the Company, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with; and (iii) if required by federal or state law or regulation, the Optionee shall have paid to the Company the amount, if any, required to be withheld on the amount deemed to be compensation to the Optionee as a result of the exercise of his or her Stock Option, or made other arrangements satisfactory to the Company, in its sole discretion, to satisfy applicable income tax withholding requirements.

(g)         Acceleration Upon Reorganization.  Notwithstanding any provision in any Stock Option Agreement pertaining to the time of exercise of a Stock Option, or part thereof, or any other provision of this Plan, upon adoption by the requisite holders of the outstanding shares of Common Stock of any plan of dissolution, liquidation, reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company to another corporation which would, upon consummation, result in termination of a Stock Option in accordance with Section 16 hereof, all Stock Options previously granted shall become immediately exercisable, whether or not vested under the Plan or Stock Option Agreement, as to all unexercised Option Shares for such period of time as may be determined by the Stock Option Committee, but in any event not less than thirty (30) days, on the condition that the terminating event described in Section 16 hereof is consummated.  If such terminating event is not consummated or if the surviving entity (successor entity) assumes such obligation or gives appropriate substitution thereof, Stock Options granted pursuant to the Plan shall be exercisable in accordance with the terms of their respective Stock Option Agreements.

9.             Nontransferability of Stock Options

Each Stock Option shall, by its terms, be non- transferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

10.           Continuation of Affiliation

Nothing contained in this Plan (or in any Stock Option Agreement) shall obligate the Company or any Subsidiary to employ or continue to employ or remain affiliated with any Optionee or any Eligible Participant for any period of time or interfere in any way with the right of the Company or a Subsidiary to reduce or increase the Optionee's or Eligible Participant's compensation.

11.           Cessation of Affiliation

Except as provided in Section 12 hereof, if, for any reason other than disability or death, an Optionee ceases to be employed by or affiliated with the Company or a Subsidiary, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or ninety (90) days after the Optionee ceases to be so affiliated, whichever is earlier.  During such period after cessation of affiliation, such Stock Options shall be exercisable only as to those increments, if any, which had become exercisable as of the date on which such Optionee ceased to be affiliated with the Company or the Subsidiary, and any Stock Options or increments which had not become exercisable as of such date shall expire automatically on such date.

12.           Termination for Cause

If the Stock Option Agreement so provides and if an Optionee's employment by or affiliation with the Company or a Subsidiary is terminated for cause, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or thirty (30) days after termination for cause, whichever is earlier; provided, however, that the Stock Option Committee may, in its sole discretion, within thirty (30) days of such termination, reinstate such Stock Options by giving written notice of such reinstatement to the Optionee.  In the event of such reinstatement, the Optionee may exercise the Stock Options only to such extent, for such time, and upon such terms and conditions as if the Optionee had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than cause, disability or death.  Termination for cause shall include, but shall not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith and, in any event, the determination of the Stock Option Committee with respect thereto shall be final and conclusive.

13.           Death of Optionee

If an Optionee dies while employed by or affiliated with the Company or a Subsidiary, or during the ninety-day period referred to in Section 11 hereof, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or one (1) year after the date of such death, whichever is earlier.  After such death, but before such expiration, subject to the terms and provisions of the Plan and the related Stock Option Agreements, the person or persons to whom such Optionee's rights under the Stock Options shall have passed by will or by the applicable laws of descent and distribution, or the executor or administrator of the Optionee's estate, shall have the right to exercise such Stock Options to the extent that increments, if any, had become exercisable as of the date on which the Optionee died.

14.           Disability of Optionee

If an Optionee is disabled while employed by or affiliated with the Company or a Subsidiary or during the ninety (90) day period referred to in Section 11 hereof, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or one (1) year after the date such disability occurred, whichever is earlier.  After such disability occurs, but before such expiration, the Optionee or the guardian or conservator of the Optionee's estate, as duly appointed by a court of competent jurisdiction, shall have the right to exercise such Stock Options to the extent that increments, if any, had become exercisable as of the date on which the Optionee became disabled or ceased to be employed by or affiliated with the Company or a Subsidiary as a result of the disability.  An Optionee shall be deemed to be "disabled" if it shall appear to the Stock Option Committee, upon written certification delivered to the Company of a qualified licensed physician, that the Optionee has become permanently and totally unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in the Optionee's death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.

15.           Adjustment Upon Changes in Capitalization

If the outstanding shares of Common Stock of the Company are increased, decreased or changed into or exchanged for a different number or kind of shares or securities of the Company, through a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options may be granted. A corresponding adjustment changing the number or kind of Option Shares and the exercise prices per share allocated to unexercised Stock Options, or portions thereof, which shall have been granted prior to any such change, shall likewise be made.  Such adjustments shall be made without change in the total price applicable to the unexercised portion of the Stock Option, but with a corresponding adjustment in the price for each Option Share subject to the Stock Option.  Adjustments under this Section shall be made by the Stock Option Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive.  No fractional shares of stock shall be issued or made available under the Plan on account of such adjustments, and fractional share interests shall be disregarded, except that they may be accumulated.

16.           Terminating Events

Upon consummation of a plan of dissolution or liquidation of the Company, or upon consummation of a plan of reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the Company is not the surviving entity, or upon the sale of all or substantially all the assets of the Company to another corporation, the Plan shall automatically terminate and all Stock Options theretofore granted shall be terminated, unless provision is made in connection with such transaction for assumption of Stock Options theretofore granted (in which case such Stock Options shall be converted into Stock Options for a like number and kind for shares of the surviving entity), or substitution for such Stock Options with new stock options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor corporation, or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

17.           Amendment and Termination

The Board of Directors of the Company may at any time and from time to time suspend, amend, or terminate the Plan and may, with the consent of an Optionee, make such modifications of the terms and conditions of that Optionee's Stock Option as it shall deem advisable; provided that, except as permitted under the provisions of Section 15 hereof, no amendment or modification may be adopted without the Company having first obtained the approval of the holders of a majority of the Company's outstanding shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of shareholders of the Company, or by written consent, if the amendment or modification would:

(a)          materially increase the number of securities which may be issued under the Plan;

(b)          materially modify the requirements as to eligibility for participation in the Plan;

(c)          increase or decrease the exercise price of any Stock Option granted under the Plan;

(d)          increase the maximum term of Stock Options provided for herein;

(e)          permit Stock Options to be granted to any person who is not an Eligible Participant; or

(f)          change any provision of the Plan which would affect the qualification as an Incentive Stock Option under the internal revenue laws then applicable of any Stock Option granted as an Incentive Stock Option under the Plan.

No Stock Option may be granted during any suspension of the Plan or after termination of the Plan.   Amendment, suspension, or termination of the Plan shall not (except as otherwise provided in Section 15 hereof), without the consent of the Optionee, alter or impair any rights or obligations under any Stock Option theretofore granted.

18.           Rights of Eligible Participants and Optionees

No Eligible Participant, Optionee or other person shall have any claim or right to be granted a Stock Option under this Plan, and neither this Plan nor any action taken hereunder shall be deemed to give or be construed as giving any Eligible Participant, Optionee or other person any right to be retained in the employ of the Company or any Subsidiary.  Without limiting the generality of the foregoing, no person shall have any rights as a result of his or her classification as an Eligible Participant or Optionee, such classifications being made solely to describe, define and limit those persons who are eligible for consideration for privileges under the Plan.

19.           Privileges of Stock Ownership; Regulatory Law Compliance; Notice of Sale

No Optionee shall be entitled to the privileges of stock ownership as to any Option Shares not actually issued and delivered.  No Option Shares may be purchased upon the exercise of a Stock Option unless and until all then applicable requirements of all regulatory agencies having jurisdiction and all applicable requirements of the securities exchanges upon which securities of the Company are listed (if any) shall have been fully complied with.  The Optionee shall, not more than five (5) days after each sale or other disposition of shares of Common Stock acquired pursuant to the exercise of Stock Options, give the Company notice in writing of such sale or other disposition.

20.           Effective Date of the Plan

The Plan shall be deemed adopted as of March 27, 2014, but the Plan shall only be effective if (and immediately as of the date that) the Plan is approved by the holders of at least a majority of the Company's outstanding shares of Common Stock represented and voting at a meeting of shareholders.

21.           Termination

Unless previously terminated as aforesaid, the Plan shall terminate on March 27, 2024.   No Stock Options shall be granted under the Plan thereafter, but such termination shall not affect any Stock Option theretofore granted.

22.           Option Agreement

Each Stock Option granted under the Plan shall be evidenced by a written Stock Option Agreement executed by the Company and the Optionee, and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable by the Stock Option Committee and are not inconsistent with this Plan.

23.           Stock Option Period

Each Stock Option and all rights and obligations thereunder shall expire on such date as the Stock Option Committee may determine, but not later than ten (10) years from the date such Stock Option is granted, and shall be subject to earlier termination as provided elsewhere in this Plan.

24.           Exculpation and Indemnification of Stock Option Committee

In addition to such other rights of indemnification which they may have as directors of the Company or as members of the Stock Option Committee, the members of the Stock Option Committee, and each of them, shall be indemnified by the Company for and against all costs, judgments, penalties and reasonable expenses, including reasonable attorneys’ fees, actually and appropriately incurred by them in connection with all actions, suits and proceedings, and in connection with appeals thereof, to which they or any of them may be a party by reason of any act or omission of any member of the Stock Option Committee under or in connection with the Plan or any Stock Option granted thereunder; provided, however, that a member of the Stock Option Committee shall not be entitled to any indemnification whatsoever pursuant to this Section for or as a result of any act or omission of such member which was not taken in good faith and which constituted willful misconduct or gross negligence by such member; provided further, that any amounts paid by any member of the Stock Option Committee in settlement of an action, suit or proceeding for which indemnification may be sought pursuant to this Section shall be first approved in writing by independent legal counsel selected by the Company; and, provided further, that within thirty (30) days after institution of an action, suit or proceeding against any member with respect to which such member is entitled to indemnification hereunder, such member shall, in writing, offer the Company the opportunity, at its own expense, to handle (including settle) and conduct the defense thereof.  The provisions of this Section shall apply to the estate, executor and administrator of each member of the Stock Option Committee.

25.           Notices

All notices and demands of any kind which the Stock Option Committee, any Optionee, Eligible Participant, or other person may be required or desires to give under the terms of this Plan shall be in writing and shall be delivered in hand to the person or persons to whom addressed (in the case of the Stock Option Committee, with the Chief Executive Officer of the Company), by leaving a copy of such notice or demand at the address of such person or persons as may be reflected in the records of the Company, or by mailing a copy thereof, properly addressed as above, by certified or registered mail, postage prepaid, with return receipt requested.  Delivery by mail shall be deemed made upon receipt by the notifying party of the return receipt request acknowledging receipt of the notice or demand.

26.           Limitation on Obligations of the Company

All obligations of the Company arising under or as a result of this Plan or Stock Options granted hereunder shall constitute the general unsecured obligations of the Company, and not of the Board of Directors of the Company, any member thereof, the Stock Option Committee, any member thereof, any officer of the Company, or any other person or any Subsidiary, and none of the foregoing, except the Company, shall be liable for any debt, obligation, cost or expense hereunder.

27.           Limitation of Rights

The Stock Option Committee, in its sole and absolute discretion, is entitled to determine who, if anyone, is an Eligible Participant under this Plan, and which, if any, Eligible Participant shall receive any grant of a Stock Option.  No oral or written agreement by any person on behalf of the Company relating to this Plan or any Stock Option granted hereunder is authorized, and such may not bind the Company or the Stock Option Committee to grant any Stock Option to any person.

28.           Severability

If any provision of this Plan as applied to any person or to any circumstance shall be adjudged by a court of competent jurisdiction to be void, invalid, or unenforceable, the same shall in no way affect any other provision hereof, the application of any such provision in any other circumstances, or the validity or enforceability hereof.

29.           Construction

Where the context or construction requires, all words applied in the plural herein shall be deemed to have been used in the singular and vice versa, and the masculine gender shall include the feminine and the neuter and vice versa.

30.           Headings

The headings of the several sections herein are inserted solely for convenience of reference and are not intended to form a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

31.           Successors

This Plan shall be binding upon the respective successors, assigns, heirs, executors, administrators, guardians and personal representatives of the Company and Optionees.

32.           Governing Law

This Plan shall be governed by and construed in accordance with the laws of the State of California.

33.           Conflict

In the event of any conflict between the terms and provisions of this Plan, and any other document, agreement or instrument, including, without meaning any limitation, any Stock Option Agreement, the terms and provisions of this Plan shall control.

COMMUNITY WEST BANCSHARES
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 25, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James Gray and Susan Thompson, or any of them, agents and proxy of the undersigned, each with full power of substitution, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Community West Bancshares to be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California on Thursday, May 25, 2017, at 6:30 P.M., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote, as follows:

1. Election of Directors.  To elect the following eight persons to the Board of Directors of the Company to serve until the 2018 Annual Meeting of Shareholders and until their successors are elected and have qualified:

☐AUTHORITY GIVEN (except as noted below)	☐WITHHOLD AUTHORITY

Robert H. Bartlein - Jean W. Blois - John D. Illgen - James W. Lokey
Shereef Moharram - William R. Peeples - Martin E. Plourd - Kirk B. Stovesand

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW

2. Amendment to the Articles of Incorporation.  To consider and approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock, no par value, from twenty million (20,000,000) to sixty million (60,000,000).

☐FOR	☐AGAINST	☐ABSTAIN

3. Amendment to the Community West Bancshares 2014 Stock Option Plan.  To consider and approve an amendment to the Community West Bancshares 2014 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan, and the number of shares of Common Stock for which options may be granted, by 250,000 to an aggregate of 750,000.

☐FOR	☐AGAINST	☐ABSTAIN

4. Ratification of the Selection of RSM US LLP (formerly McGladrey LLP) as the Company's Independent Auditors.  To ratify the selection of RSM as the Company's independent auditors for the fiscal year ending December 31, 2017.

☐FOR	☐AGAINST	☐ABSTAIN

5. Other business.  To transact such other business as may properly come before the Meeting and any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2017

This proxy statement, the proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and directions to the location of the Annual Meeting, are available to you on the Company's website at www.communitywest.com.

PLEASE SIGN AND DATE THE OTHER SIDE

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE ACCOMPANYING PROXY STATEMENT.

THIS PROXY WILL BE VOTED AS SPECIFIED OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED AUTHORITY GIVEN TO ELECT THE EIGHT NOMINEES AND FOR PROPOSALS 2, 3 and 4 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.  (Please sign exactly as name appears.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.)

Dated:	,2017

(Signature)

(Signature, if held jointly)

I do ☐ do not ☐ expect to attend the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.